UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1−K

ANNUAL REPORT PURSUANT TO REGULATION A
OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2019

Otis Gallery LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1921598
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

335 Madison Ave, 16th Floor, New York, NY 10017
(Full mailing address of principal executive offices)

201-479-4408
(Issuer’s telephone number, including area code)

Series #KW Interests, Series Drop 002 Interests, Series Drop 003 Interests, Series Drop 004 Interests, Series Drop 005 Interests, Series Drop 008 Interests, Series Drop 010 Interests, Series gallery Drop 014 Interests, Series Gallery Drop 015 Interests

(Title of each class of securities issued pursuant to Regulation A)

i

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
The information contained in this report includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, each series of our company and the Otis Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the Otis Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under “Item 1. Business—Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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ITEM 1.  BUSINESS
Overview
Since its formation in December 2018, Otis Gallery LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “our company”), has been engaged primarily in acquiring and managing a collection of investment-grade art and collectibles (the “underlying assets”). Otis Wealth, Inc. is the manager of our company (our “manager”) and serves as the asset manager for the underlying assets owned by our company.  We acquire the underlying assets from our manager financed through promissory notes issued to our manager, and develop the financial, offering and other materials to begin offering membership interests (the “interests”) in series of our company (each, a “series”) through a mobile app-based investment platform called Otis (we refer to as the “Otis Platform”). We offer and sell interests in a number of separate individual series, and investors in any series acquire a proportional share of income and liabilities as they pertain to a particular series. The sole asset of any given series at the time of an offering is the underlying asset related to such series (plus any cash reserves for future operating expenses), and the sole liability of any given series at the time of an offering is the promissory note related to the acquisition of such underlying asset.  There will be a separate closing with respect to each offering. See “—Series Offering Table” below for additional details regarding our current offerings.
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high, and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem.  We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated diversification.
We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
History and Structure
Our company is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”).  As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  As such, the assets of a series include only the work(s) of art or other collectible(s) associated with that series and other related assets (e.g., cash reserves).
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. In New York State, where our principal office and storage facility are located, a stay-at-home order is in effect until at least May 15, 2020. As a result, our principal office is closed, and we do not currently have access to our storage facility.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely for at least the remainder of 2020. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities to announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of five to ten years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
Series Offering Table
The table below shows key information related to the offering of each series. Please also refer to “—The Underlying Assets” below for further details regarding the underlying assets.

Series Name	Underlying Asset(s)	Offering Price per Interest	Maximum Offering Size	Minimum/ Maximum Membership Interests(1)	Opening Date	Closing Date	Status
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$25.00	$250,000	10,000	07/17/19	11/27/19	Closed
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	$33.00	$33,000	1,000	11/26/19	04/13/20	Closed
Series Drop 003	The Incredible Hulk #181 Comic	$35.00	$35,000	1,000	11/29/19	03/18/20	Closed
Series Drop 004	Collection of Supreme Skate Decks (Select Limited Edition Artist Collaborations)	$47.00	$47,000	1,000	12/19/19	03/11/20	Closed
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	$76.00	$95,000	1,250	11/26/19	03/06/20	Closed
Series Drop 008	2019 series of commissioned paintings by fnnch	$40.00	$32,000	800	12/10/19	03/17/20	Closed
Series Drop 009	2012 Gone and Beyond painting by Kaws	$100.00	$325,000	3,100/3,250(2)	12/19/19		Open
Series Drop 010	Collection of Nike SB Dunks sneakers	$25.00	$25,000	1,000	12/10/19	03/06/20	Closed
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy	$25.00	$20,000	720/800(3)	03/03/20		Open
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	$75.00	$150,000	1,867/2,000(4)	04/09/20		Open
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	$60.00	$90,000	1,403/1,500(5)	03/23/20		Open
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	$33.00	$33,000	1,000	02/18/20	04/21/20	Closed
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	$27.00	$27,000	1,000	03/03/20	04/03/20	Closed
Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	$21.00	$21,000	930/1,000(6)	04/15/20		Open
Series Gallery Drop 017	2017 Colorbar Constellation 6 Painting by Derrick Adams	$54.00	$54,000	917/1,000			Not Yet Launched

Note: Gray shading represents series for which an offering has not yet launched.

(1)  For closed offerings, this number represents the actual number of interests sold.

(2)  As of the date of this report, we have received subscriptions for 1,601 membership interests, but the initial closing has not yet taken place.

(3)  As of the date of this report, we have received subscriptions for 800 membership interests, but the initial closing has not yet taken place.

(4)  As of the date of this report, we have received subscriptions for 245 membership interests, but the initial closing has not yet taken place.

(5)  As of the date of this report, we have received subscriptions for 79 membership interests, but the initial closing has not yet taken place.

(6)  As of the date of this report, we have received subscriptions for 1,000 membership interests, but the initial closing has not yet taken place.

The Underlying Assets
The discussions contained in this report relating to the underlying assets and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable and that the factual information is fair and accurate.
The Series #KW Asset
Summary Overview
Series #KW has purchased a 2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley (the “Series #KW Asset”).
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In 2017, Kehinde Wiley was chosen and commissioned to paint Barack Obama’s official portrait for the Smithsonian
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One of the most iconic pieces from Kehinde Wiley is the figure in front of a colorful background pattern, in the same style and year as the Obama painting, which brought Kehinde Wiley to national recognition
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Only eleven portrait paintings were produced for the Saint Louis Art Museum’s “Saint Louis” collection which showcases residents of the city that were selected from a casting call and were painted in front of a decorative background
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We chose this painting as one of our investments due to the “blue chip” nature of the artist, Kehinde Wiley. His work has been displayed in both solo and group exhibitions at major institutions around the world and he is represented by internationally reputable galleries
Specifications
Artist	Kehinde Wiley
Artwork	Saint Jerome Hearing the Trumpet of Last Judgement
Size	96 x 72 inches
Medium	Oil on Linen
Creation Year	2018
Purchased From	Roberts Projects
Purchased For	$237,500
Year Purchased	2019

The Painting
Wiley’s Saint Jerome is part of Saint Louis, an exhibition at the Saint Louis Art Museum that is deeply connected to St. Louis and informed by visits Wiley made in 2017 to the city. Through a process of street casting, he invited strangers he met in neighborhoods in north St. Louis and Ferguson to pose for his paintings. Dressed in their own clothing, Wiley then created eleven original portraits that are inspired by carefully chosen artworks in the Museum’s collection. Kehinde paints black men and women in poses once associated with white aristocrats in historical paintings. Wiley’s portraits often feature ornate and decorative backgrounds, elements of which surround and sometimes weave around his subjects. His works address the politics of race and power in art, drawing attention to the pervasive lack of representation of people of color in the art world.
The painting measures 96 in by 72 in and was created in 2018. The work is currently stored in a purpose-built, secure, temperature-controlled storage facility in New York.
The Artist
Kehinde Wiley is a painter best known for his naturalistic portraits of African American men in heroic poses. Born in Los Angeles, CA, he earned his BFA from the San Francisco Art Institute and his MFA from the Yale University School of Art. Wiley’s early work consists of Photo-Realistic paintings of men, whom he had met on the streets in Harlem, set against a floral background. In all of his work, Wiley combines a wide range of references from classical painting and pop culture. Over the course of his career, the size of Wiley’s canvases has expanded, and he began depicting his subjects, young black models or music icons, in heroic defeat as well as triumph. Most of his models are cast on the street, though Wiley has also portrayed celebrities such as Michael Jackson and Ice-T. In 2017, he was chosen to paint Barack Obama’s official portrait for the Smithsonian. He has continued to travel through Africa, Brazil, India, and Sri Lanka, and paint portraits that incorporate the cultural imagery associated with these places. Wiley’s work has been exhibited at the National Portrait Gallery in London, the Brooklyn Museum of Art, and the Studio Museum in Harlem, New York.
Condition Report
According to the Saint Louis Museum, the painting is in excellent condition. The canvas has been tensioned over a very thin stretcher, and retains overall planarity but is slightly slack on the stretcher. Evidence of underdrawings in what appears to be pencil can be seen in a few areas throughout, particularly in the background repeating patterns. The paint layers have been applied very thinly and are in excellent condition overall. There are a few small brush inclusions and a small area of light abrasion to the left of the figure. The surface gloss is slightly uneven, but likely due to the recent “glazing” before the works arrived. The frame is in excellent condition overall, with only a few very small light scuffs that reveal a white preparatory layer.
Ownership and Pricing History
We purchased the painting from the artist at Roberts Projects. Roberts Projects represents mid-career and established artists of international recognition as well as emerging artists. By exhibiting artists across multiple generations and continents, the gallery establishes a discursive critical voice in addressing diverse perspectives of art within a broader context of contemporary artistic practices.
Provenance: The painting is currently on loan to the Saint Louis Art Museum courtesy of the Artist and Robert Projects. The painting then will be sent to us.
Pricing History: We are the first to buy the asset.
Comparable Analysis: An official independent appraisal for this painting has not been obtained. However, there are other comparable portrait paintings produced in the same time frame that were sold in art auctions in 2018, including:
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CHARLES I (produced in 2018) was sold in 2018 for $300,000 ($69.4 per square inch).
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Portrait of Quentin Lee Moore (produced in 2017) was sold in 2018 for $112,500 ($90.7 per square inch).
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We purchased Wiley’s Saint Jerome for $237,500 ($34.4 per square inch).

Market Assessment
We believe there is a growing market for Wiley’s portfolio, specifically his portrait paintings with decorative backgrounds produced post-2017. According to recent auction data, his work is currently sold on the secondary market where his latest works range from $112,500 to $300,000 for paintings of comparable specifications. As per the graphs below, the average price paid (calculated using turnover per artwork sold for the year) for Kehinde Wiley’s work increased by 86% from 2017 to 2018 and grew at a 14.7% CAGR from 2005 to 2018. Kehinde Wiley’s sell through rate for this work has increased to 100% in 2018, spiking after he was commissioned to paint Barack Obama for the Smithsonian.
We were able to obtain the painting in excellent condition and believe that it already has a strong provenance given its position in the Saint Louis Art Museum. We believe Kehinde’s work in general is particularly recognizable in American culture, especially after he was commissioned to do President Obama’s portrait in 2017.
Source: Widewalls

Artist Assessment: We use a combination of qualitative and quantitative metrics to assess the market for Kehinde Wiley’s work.

Price Range of Comparable Work	$112,500 to $300,000, implied average of $69.4 to $90.7 per square inch of painting
Sell Through Rate	84.6%
Turnover	$4.75mm with 2018 being the peak
Number of Pieces Sold	112 total pieces sold
Recent Notable Solo Exhibitions / Provenance
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2019 Roberts Projects, Culver City, CA (forthcoming)
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2018 The Smithsonian’s National Portrait Gallery, Washington DC
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2018 Saint Louis Museum of Art, Saint Louis, MO
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2017 “Kehinde Wiley: A New Republic” Oklahoma City Museum of Art, Oklahoma City, OK,
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Toledo Museum of Art, Toledo, OH (2017)
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Phoenix Art Museum, Phoenix, AZ (2016)
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Seattle Art Museum, WA (2016)
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Virginia Museum of Fine Arts, Richmond, VA (2016)
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Modern Art Museum of Fort Worth, TX (2015)
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Brooklyn Museum, New York, NY (2015)
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2017 “Trickster” Sean Kelly, New York, NY
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2017 “Kehinde Wiley: In Search of the Miraculous” Stephen Friedman Gallery, London, UK
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2016 “Kehinde Wiley” Petit Palais, Musée des Beaux-Arts de la Ville de Paris, Paris, France
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2015 “Fifteen x Fifteen” Bill Hodges Gallery, New York, NY

The Series Drop 002 Asset
Summary Overview
Series Drop 002 has purchased a pair of 2016 Nike MAG Back to the Future sneakers (the “Series Drop 002 Asset”).
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Limited Edition Made Public:  The famous “Back to the Future II” Nike Air Mag is considered a grail of sneaker collectibles. Two commercial releases of the shoe, spurred by fan petitions, garnered a total of approximately $11.5 million benefiting “Back to the Future” actor Michael J Fox’s foundation for Parkinson’s disease, according to the foundation’s website.
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Scarce Supply: There are three types of Air Mags - the original movie pair and the two commercial releases from 2011 (1,510 pairs, 10 with deluxe packaging) and 2016 (89 pairs). The original movie pair sold on eBay for over $92,100 in 2018, making it the most expensive pair of sneakers sold at the time.
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Provenance, Rarity, Size, and Condition: We purchased the pair from Heritage Auctions, ensuring authentication and quality. The pair is deadstock (never worn) and comes with the original box, a signed numbered plate by designer Tinker Hatfield, and display and charging accessories.
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Macro Trends: The Nike Air Mag is bolstered by the rise of the collectible sneakers market. The collectible sneaker resale industry is currently an estimated $2 billion market, and it is projected to triple by 2025. Within this market, the 2016 Nike Air Mag is one of the rarest sneaker grails and we believe it will be further buoyed by the growth of the sneaker market.
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Pop Culture Reference: Michael J. Fox’s “Back to the Future” character, Marty McFly, is one of the most beloved characters from the 80s. To this day, rappers and other cultural icons name check Michael J. Fox’s iconic character. They were featured in Kanye West’s “Good Morning” and are a favorite among celebrity collectors including Kanye West and Kid Cudi.

Specifications
Brand	Nike
Asset	Air Mag ‘Auto-Lacing’ (“Back to the Future”)
Size	Men’s Size 11
Number in Series	#39 of 89 pairs released
Main Color	Grey
Colorway	Jetstream / White-Pl Bue
Silhouette	Air Max 2016
Condition	Mint
Designer	Tinker Hatfield
Release Date	October 4, 2016
Purchased From	Heritage Auctions
Purchased For	$30,000
Year Purchased	2019

The Sneaker
The Nike Air Mag is a limited edition shoe created by Nike that is a replica of a shoe from the “Back to the Future 2” movie featuring Michael J. Fox as Marty McFly. The shoe was introduced when McFly visits the year 2015, which, at the time, was around 30 years into the future. Featuring an electroluminescent out-sole, space age materials, and a rechargeable internal battery good for 3,000 hours, the Nike Air Mag was the first shoe that Nike ever designed for a movie. In 2018, the original Nike Air Mag prop sold for $92,100 on eBay.
Designer Tinker Hatfield created the concept of the shoe in 1989 featuring a “futuristic” design equipped with self-charging glowing lights in the midsole, heel and strap as well as an auto-lacing functionality. In 2011, a limited quantity of 1,500 pairs were auctioned on eBay with proceeds benefiting The Michael J. Fox Foundation for Parkinson’s disease research. In 2016, a limited quantity of 89 pairs were released with three featured in live auctions again to benefit the Michael J. Fox Foundation for Parkinson’s disease research. Our asset is #39 of the #89 released Nike Air Mag sneakers in 2016.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s, and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, KAWS, Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
Tinker Hatfield is an American designer of Nike’s most popular athletic shoes. Born in Hillsboro, Oregon, he attended the University of Oregon, where he ran track for coach and Nike co-founder, Bill Bowerman. He earned his B.Arch. degree from the University of Oregon School of Architecture and joined Nike in 1981 as an architect before transitioning to shoe design in 1985. Some of his shoe designs include the Air Jordan 3 to the Air Jordan 15, the Air Jordan XX, XXIII and XXV, as well as the Nike Air Trainer, Air Max 1, and Infrared Air Max 90.
Market Assessment

We believe that the Series Drop 002 Asset occupies a unique space between the sneakers and collectibles market that will benefit from the growing $6 billion global sneaker resale market. Given its cultural significance as the famous self-lacing shoes in the 1989 Back to the Future 2 movie as well as its charitable history as an auction item for Michael J Fox’s Foundation for Parkinson’s Disease benefit, we believe that the shoes will remain a “grail” in the collectible sneakers universe. Specifically, we believe that the rarity, cultural relevance and condition of the Series Drop 002 Asset will continue to propel its desirability in the collectible sneaker market.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition.
Ownership and Pricing History
We purchased the sneakers through online auction via Heritage Auctions, an American multinational auction house based in Dallas, Texas. The auction house was founded in 1976 and is an auctioneer of numismatic collections, comics, fine art, books, luxury accessories, and memorabilia from film, music, history, and sports. The asset was a part of a special collaborative project and live pop up store at the Museum of Contemporary Art in Chicago. The sneakers were authenticated by the online reseller, StockX, and is considered deadstock, which means that it is unworn and in its original condition from the time of sale.
The Series Drop 003 Asset
Summary Overview
Series Drop 003 has purchased The Incredible Hulk #181 Comic Book (the “Series Drop 003 Asset”).
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Key Value Driver - First Appearance of Wolverine: The most valuable comic books in the world are valuable because they contain first appearances of key characters. Our comic features the first full appearance of the Wolverine, one of the most well-known comic book characters today.
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Graded Comic from Reputable Source: Our comic is a 9.8 CGC graded Hulk #181 (117 in the world), the highest available grade by Certified Guaranty Company, the world’s largest third-party grading service for comics, magazines, concert posters and related collectibles. The book is in mint / near mint condition with white / off-white pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
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Bronze Age Grail: Hulk #181 is consistently ranked a top comic of the Bronze Age in comic book blogs, such as JustCollecting and ComiCache, and is universally acknowledged as a Bronze Age “grail.” Stan Lee’s recent passing has relaunched the cultural relevance of Bronze Age comics back into pop culture.
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Macro Trends: The comic book market is bolstered by continued superhero remakes. Disney’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like Wolverine and the X-Men to now be absorbed into the Marvel universe. Though there are no confirmations of upcoming Wolverine movies, the slate of upcoming Marvel remakes in the next two years will ensure exposure and relevance to major superhero characters like Wolverine and The Incredible Hulk.
Specifications
Title	The Incredible Hulk #181
Publisher	Marvel
Creation Date	November 10, 1974
Age	Bronze Age
CGC Rating	9.8
Page Color	Off-White / White
Key Issue	1st appearance of Wolverine
Purchased From	Metropolis Comics and Collectibles
Purchased For	$34,000
Year Purchased	2019

The Comic
The underlying asset of Series Drop 003 is fully titled “The Incredible Hulk and now... the Wolverine!” and is considered by collectors to be Wolverine’s first true full appearance. The character appears briefly at the end of “The Incredible Hulk #180,” but does not have a full feature until #181. In the story, Wolverine jumps into the fight between the Hulk and the story’s antagonist, Wendigo. After a brief battle with the Hulk and Wendigo, Wolverine realizes that his Adamantium claws can’t hurt Hulk. Immediately, Wolverine takes his classic anti-hero stance and rationalizes “my enemy’s enemy, must be my friend” to fight off Wendigo instead.
The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. It was scripted by Len Wein, who is an American comic book writer and editor best known for reviving Marvel Comics’ X-Men.
Market Assessment
We believe that the market for vintage collectible comic books will grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Drop 003 Asset is positioned to benefit from this trend. As the first full appearance of Wolverine, “The Incredible Hulk #181” is a key collector’s edition featuring two beloved Marvel characters, Wolverine and the Incredible Hulk. We believe that the Series Drop 003 Asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation. As the collectibles comic book market grows, we believe that the potential for the Series Drop 003 Asset’s value to grow as well. As of August 29, 2019, Hulk #181 was one of the top 5 most actively traded Bronze Age comics according to GoCollect.
Condition
The Series Drop 003 Asset is a 9.8 CGC graded comic book with Universal label, which means it is in the near mint / mint condition. The highest grade of the book available is a 9.9 of which one copy exists in the world. There are 117 Universal CGC graded 9.8 books of “The Incredible Hulk #181.” The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership
We purchased the Series Drop 003 Asset from Metropolis Comics and Collectibles, an auction house based in New York.
The Series Drop 004 Asset
Summary Overview
Series Drop 004 has purchased a series of artist collaboration Supreme skate decks (the “Series Drop 004 Asset”).
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The Supreme brand: Supreme’s history of counterculture in skate, surf and hip-hop is intrinsic to the DNA of the term “streetwear”. According to Hypebeast and PWC’s joint streetwear report, Supreme was the #1 brand associated with streetwear (an estimated $309 billion industry) among approximately 41,000 respondents. As Vice sums it up, “No other clothing brands command this kind of devotion.”
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Skate history: At its core, Supreme is a skate company and its skate decks have quickly become collector’s items not just for skaters, but for the art market for whom the limited-edition pieces represent unique and alternative works by major artists. In 2019, Sotheby’s auctioned off a full collection 248 sets of Supreme skate decks for $800,000 and Bonham’s sold a collection of 131 decks for $150,000.
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Brand collaborations: We believe that no brand has succeeded in channeling exclusivity, and social influence to generate demand as much as Supreme. Featuring countless collaborations, the brand has worked with KAWS, Louis Vuitton, and BAPE. As Vogue reports, “Brands that exist at the nexus of fashion and skateboarding — Palace, Supreme and Noah ...have the cultural clout once reserved solely for high-end luxury labels like Gucci, Saint Laurent and Fendi.”

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Artist collaborations: Our bundle includes collaborations with blue chip artists. Many of these artists’ works embrace Supreme’s anti-establishment and subversive sentiments.
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Condition: Each are original decks that range in excellent to pristine condition with a few still in original wrapping.
Specifications
Artist	Jeff Koons	Takashi Murakami	Cindy Sherman	Marilyn Minter	KAWS	George Condo
Artwork	“Monkey Train”	“BunBu-Kun, Ponchi-Kun, and Shimon-Kun Skateboard Triptych”	“Grotesque Series”	“Untitled”	“Chum Decks”	“Untitled”
Size	32 x 8 inches (81.3 x 20.3 cm) (each)
Medium	Screen print on wood
Number of Decks	3	3	2	3	2	3
Creation Year	2006	2007	2017	2009	2001	2010
Purchased From	Guy Hepner	Guy Hepner	The RealReal	Artcurial	Heritage Auctions + Private Sale	Heritage Auctions
Purchased For	$5,000	$7,000	$325	$2,016	$19,000	$11,000
Year Purchased	2019

The Artists and Works
Jeff Koons
Jeff Koons (born York, Pennsylvania 1955) is an American artist known for working with popular culture subjects and his reproductions of banal objects, such as balloon animals produced in stainless steel with mirror-finish surfaces. With his stated intention to “communicate with the masses”, Koons uses his works to explore the meaning of art and spectacle in a media-saturated era. Since his first solo exhibition in 1980, his work has evolved from small-scale collections of toys and found objects to his now iconic monumental works, including huge balloon animals rendered in mirror-polished stainless steel.
The Jeff Koons Supreme skate deck contained in the Series Drop 004 Asset bundle features Koons’ “Monkey Train (2007)”. These skate decks, produced by Supreme, display some of the artist’s most iconic subjects. Juxtaposing inflatable toy monkeys over historical images of industry and transport, Koons plays with ideas of pleasure, celebrity, commerce, and taste.
Takashi Murakami
Japanese artist Takashi Murakami (born Tokyo, Japan 1963) creates paintings, sculptures, and films that sit at the intersection of pop culture, history, and fine art. He is often categorized among other artists working in the tradition of Pop Art, such as Andy Warhol, Damien Hirst, and Jeff Koons. Murakami founded the “Superflat” movement, which draws from both historical and contemporary Japanese aesthetics. His work interrogates the perceived barrier between high culture, materialized through fine art, and mass consumerism. He has collaborated with brands, including Louis Vuitton, Supreme, COMME des GARÇONS, Kanye West and Billie Eilish. “I am looking for the crossing point between fine art and entertainment,” explained Murakami to the New York Times in 2001. The artist’s work has been the subject of numerous exhibitions around the world, including those held at the Mori Art Museum in Tokyo, Gagosian Gallery in London, the Guggenheim Museum in Bilbao, and the Versailles Palace.
The Takashi Murakami Supreme skate deck contained in the Series Drop 004 Asset bundle features Murakami’s signature pop art. The work is a prime representation of the artist's interest in Japanese printmaking and Pop art aesthetics.

Cindy Sherman
Cynthia Sherman (born Glen Ridge, New Jersey 1954) is an American photographer best known for her iconic portraits that depict women as imagined characters from film and other media. She is most well-known for her brand of uncanny self-portraiture “Untitled Film Stills” (1977-80), a series of 69 photographs of the artist herself enacting female clichés of 20th-century pop culture. However, despite seemingly overt feminist themes in her work, Sherman said in 1994: “I often don’t know what I’m going after until after it’s shot. It’s amusing how far someone can stretch my intentions and make a concept that fits their theories.” Later, in the 90s, Sherman moved to more grotesque imagery, like the mutilated mannequins of her “Sex Pictures” (1992).
The Cindy Sherman Supreme skate deck contained in the Series Drop 004 Asset bundle features Sherman’s art from her “Grotesque Series”. The first skate deck features an aqua and multicolor wood Supreme skate deck with Cindy Sherman’s “Untitled #175” graphic printed at its underside and the Supreme brand stamp at its surface. The second skate deck features a blue-green, black and multicolor print of Sherman’s “Untitled #181” on its reverse and the Supreme brand stamp at its surface. Both are from the Fall / Winter 2017 Supreme collection.
Marilyn Minter
Marilyn Minter (born Shreveport, Los Angeles 1948) is an American visual artist who is perhaps best known for her sensual paintings and photographs done in the photorealism style that blur the line between commercial and fine art. She has been the subject of numerous solo exhibitions including the San Francisco Museum of Modern Art in 2005, the Center for Contemporary Art, Cincinnati, OH in 2009, La Conservera, Centro de Arte Contemporáneo, Ceutí/Murcia, Spain in 2009, the Museum of Contemporary Art, Cleveland, OH in 2010, the Deichtorhallen in Hamburg, Germany in 2011, and the Contemporary Arts Museum Houston to the Brooklyn Museum between 2015 and 2016.
The Marilyn Minter Supreme skate decks contained in the Series Drop 004 Asset bundle features Minter’s art from her “Grotesque Series”. The featured photographs on these skate decks include close-ups of the photographs, “Split” (2003), “Solaris” (2011), and “Shitkicker” (2006).
KAWS
Brian Donnelly (born 1974), known professionally as Kaws (stylized as KAWS), is an American artist and designer who primarily works in painting, sculpture, and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths, and billboards in New York City. In 1996, Kaws obtained his BFA from the School of Visual Arts, New York. The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. Kaws has a prominent place in pop culture as he has over 2.1 million Instagram followers and 1 million hashtags. He is regularly featured on websites such as Hypebeast and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West, and Nike. His most recent solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In 2021, Kaws will have a retrospective at the Brooklyn Museum.
The KAWS Supreme skate decks contained in Series Drop 004 Asset bundle features Kaw’s custom Companion chum artwork in Supreme’s red and black colorway. In 2001, Supreme released just 150 sets.
George Condo
George Condo (born 1957) is an American artist working in the mediums of painting, drawing, sculpture and printmaking. His characters are known for their unique and often macabre, fractured, and disturbing imagery and portraits. He calls his surrealistic style “psychological cubism” and “artificial realism”, and has stylistic impressions of Pablo Picasso and Willem de Kooning. Today, his paintings are held in the collections of The Museum of Modern Art in New York, the Rubell Family Collection in Miami, and the National Gallery of Art in Washington, D.C., among others.
The George Condo Supreme skate decks contained in Series Drop 004 Asset bundle features Condo’s characteristic surrealistic and fractured figures.

Condition
The decks are in excellent to pristine condition.
Ownership and Pricing History
The Jeff Koons, KAWS (Red), and Takashi Murakami decks were purchased from Guy Hepner, a gallery in New York that focuses on works by Andy Warhol, Alec Monopoly, Jeff Koons, Damien Hirst, Roy Lichtenstein, Keith Haring, Retna and Tyler Shields. Guy Hepner sold the decks to our manager on behalf of a private collector who purchased the decks from Supreme. The Cindy Sherman decks were purchased from The RealReal, an online reseller that sells authenticated luxury consignment goods. The KAWS (Black) deck was purchased from a private collector and the KAWS (Red) deck from Guy Hepner. The Marilyn Minter decks were purchased via auction from the “Don’t Believe the Hype” auction on May 7, 2019 hosted by Artcurial, an auction house based in Paris. The George Condo decks were purchased from Heritage Auctions, an auctioneer of numismatic collections, comics, fine art, books, luxury accessories, and memorabilia from film, music, history, and sports.
Market Assessment
We believe that the streetwear market will continue to grow, buoyed by increasing collaborations with luxury brands and artists. We believe that the Supreme brand will maintain its status as a coveted streetwear brand and that skate decks will remain core to the Supreme identity. The Series Drop 004 Asset maintains a unique position in art, collectibles, streetwear, and luxury that we believe will continue to benefit from the growth of the overall streetwear industry.
The Series Drop 005 Asset
Summary Overview
Series Drop 005 has purchased one painting produced a part of a collaboration between Takashi Murakami and Virgil Abloh, DOB and Arrows: Patchwork Skulls (the “Series Drop 005 Asset”).
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Betting on Virgil Abloh:  While the designer is now iconic in the fashion industry, his career in contemporary art is still nascent. The Chief Curator of the MCA Chicago, Michael Darling, took notice of Virgil Abloh’s work as early as 2016, saying that “the public needed to know more about this artist and why he is important.” Virgil Abloh was subject of a retrospective at the MCA Chicago in June 2019, which will then travel to the Brooklyn Museum, Brooklyn, the Institute of Contemporary Art, Boston, and the High Museum of Art, Atlanta.
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Cultural influence and collaboration: Both Virgil Abloh and Takashi Murakami have been included in Time 100, which names the world’s most influential people. Artnet cited Murakami as one of the most influential contemporary artists to emerge from Asia in recent decades, and Virgil Abloh is the current Artistic Director of Louis Vuitton’s menswear collection and Founder of the Lyst Index's hottest brand of the year, Off-White. The work came from a limited collaboration that took place over three exhibitions at Gagosian gallery. According to Artnews, Drake purchased a work from the collaboration.
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Primary market purchase from a reputed gallery: We purchased this work from Gagosian, which is considered the largest blue-chip contemporary art gallery. Gagosian also represents Jeff Koons, the Estate of Andy Warhol, and Damien Hirst. Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Specifications

Artist	Takashi Murakami and Virgil Abloh
Artwork	DOB and Arrows: Patchwork Skulls
Size	34 x 23 x 2 in
Medium	Acrylic on canvas mounted on an aluminum frame
Creation Year	2018
Purchased From	Gagosian Gallery
Purchased For	$90,000
Year Purchased	2019

Virgil Abloh
American fashion designer and artist Virgil Abloh (born 1980) represents a critical voice in fashion and pop culture today. He is the Artistic Director of Louis Vuitton’s Menswear and CEO & Founder of Lyst Index’s hottest brand of the year, Off-White. Abloh came to prominence as Kanye West’s Creative Director. He has been included in Time 100 as among one of the most influential people in the world. While a fashion designer by training, Virgil is still developing as a contemporary artist as he is the subject of the exhibition, Figures of Speech, at the Museum of Contemporary Art in Chicago in June - September 2019. Figures of Speech will travel to the Brooklyn Museum, Brooklyn, Institute of Contemporary Art, Boston, and the High Museum of Art, Atlanta.
Takashi Murakami
Japanese artist Takashi Murakami (born 1963) creates paintings, sculptures, and films that sit at the intersection of pop culture, history, and fine art. He is often categorized among other artists working in the tradition of Pop Art, such as Andy Warhol, Damien Hirst, and Jeff Koons. Murakami founded the “Superflat” movement, which draws from both historical and contemporary Japanese aesthetics. Artnet cited Murakami as one of the most influential contemporary artists to emerge from Asia in recent decades, and he has been included in Time 100 as one of the most influential people in the world. His work interrogates the perceived barrier between high culture, materialized through fine art, and mass consumerism. He has collaborated with brands, including Louis Vuitton, Supreme, COMME des GARÇONS, Kanye West and Billie Eilish. “I am looking for the crossing point between fine art and entertainment,” explained Murakami to the New York Times in 2001. The artist’s work has been the subject of numerous exhibitions around the world, including those held at the Mori Art Museum in Tokyo, Gagosian Gallery in London, the Guggenheim Museum in Bilbao, and the Versailles Palace.
The Painting
The work, DOB and Arrow: Patchwork Skulls, was purchased from a limited collaboration between Takashi Murakami and Virgil Abloh that took place over three exhibitions presented at Gagosian Gallery. This work was purchased from the America Too exhibition at Gagosian Gallery in Beverly Hills, from October 10 - 25, 2018. According to Artnews, Drake purchased a work from the exhibition. The work combines both of their signature aesthetics, fusing Takashi Murakami’s ornate skull pattern and recognizable DOB character with Virgil Abloh’s minimal aesthetic. The background, a condensed skull pattern, is a widely repeated motif throughout Murakami’s work. Abloh’s crisp double-arrow sign, also the logo of his fashion label Off-White, cuts through the foreground of the canvas, creating depth on an otherwise flat plane. Murakami’s iconic riff on Mickey Mouse, his DOB character, peeks out from behind the double-arrow.
Market Assessment
Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Condition Report
According to a condition report prepared by Philippine du Merac of Gagosian Gallery on April 19, 2019, the work appears to be in good condition with Takashi Murakami’s signature visible on the back.
Ownership

We purchased the painting from Gagosian Gallery, who represents Takashi Murakami. The painting was shown as part of the America Too exhibition at Gagosian Gallery’s Beverly Hills location. Gagosian Gallery is currently the largest international art gallery with 16 locations globally. They represent mid-career and established artists of international recognition with a focus on contemporary art.
The Series Drop 008 Asset
Summary Overview
Series Drop 008 has purchased three series of 2019 paintings by Fnnch, Greatest Hits, La Croix, and Sneaker Grails (the “Series Drop 008 Asset”).
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Cultural significance: Similar to Banksy, Fnnch is anonymous and doesn’t sell through galleries. He is cutting out traditional art world hierarchies to bring his work directly to his fans through social media and public works. His large-scale murals can be found across the world, including San Francisco, New York, Miami, Chicago, and St. Louis.
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Macro tailwinds: Leon Benrimon, Director of Modern and Contemporary Art at Heritage Auctions, says that Urban Art is their fastest growing category. In a quote to us, he said “I don’t think this is unique to Heritage. The growth in the auction is directly related to the supply and demand for these artworks and objects. This is the most important social currency and art production of our generation.” Recent attention is fueled by the record breaking headlines of street artists such as Basquiat, Shepard Fairey, Bansky, Keith Haring, and Kaws, who rank among the top 5 most frequently sold contemporary artists in the world, according to Artprice.
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Power of social media: Tina Ziegler, Director of the first fair dedicated to urban art, acknowledged social media’s impact on the street art market, claiming “Instagram made this market.” According to the 2019 Hiscox-Online-Art-Trade, “Instagram could be a real game-changer, as it allows artists to build a large fan base (and potential collector base) outside the structures of the traditional art market.” With over 64,000 Instagram followers, Fnnch has built his market through social media.
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Gaining traction: Recent events, which we view as positive indicators, contribute to why we chose to work with Fnnch. Two of his most recent shows sold out on opening night, and a crowdfunding campaign for his burning man installation exceeded its funding goal within the first week.
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Unique works: We work directly with Fnnch, allowing us to commission one of a kind works: three LaCroix works, a set of 12 honey bears, and three sneaker works. The Washington Post referred to Fnnch’s LaCroix cans as Warhol’s “soup cans for millennials.” The honey bear is Fnnch’s most recognizable motif, and has been the subject of several of his large-scale mural. We chose to commission the sneaker works because of their cultural alignment with millennials.
Specifications
Artist	Fnnch
Artwork	La Croix Cans, Greatest Hits, and Sneaker Grails
Size	La Croix Cans: 3.3’ x 5’, Greatest Hits: 12’ x 8’, Sneaker Grails: 4’ x 6’ per each work (3 total)
Medium	Spray paint on plywood
Creation Year	2019
Purchased From	Fnnch
Purchased For	$35,000
Year Purchased	2019

The Paintings

We worked directly with Fnnch to commission three one-of-kind works: the Greatest Hits, the La Croix Cans, and the Sneaker Grails. All of the works display commonly repeated motifs used across his diverse body of work. The Greatest Hits work is comprised of 12 honey bears, which is arguably his most-recognized image. The honey bear has been the subject of several large-scale murals, including in St. Louis and San Francisco. The honey bear was also featured in his sticker project, where he plastered hundreds of honey bears stickers across San Francisco to protest the criminalization of street art. Secondly, we chose to commission the La Croix works, because it has been referred to as the “it” brand of the young urban millennial professionals. Fnnch received coverage for his La Croix works when the Washington Post referred to them as Warhol’s “soup cans for millennials.” Finally, we chose to commission the Sneaker Grails because of their cultural alignment with millennials. According to Business Insider, luxury and streetwear brand sneakers are now the new status symbol among millennials.
The Artist
Fnnch (stylized fnnch), is a street artist and fine artist based in San Francisco, CA. He started making street art because he wanted everyday citizens to have more interactions with art. His large-scale murals can be found across the world, including San Francisco, New York, Miami, Chicago, and St. Louis. Using bright colors and flat aesthetics, he works in the tradition of Pop Art and employs stenciling techniques to create his compositions. His work re-appropriate certain themes such as honey bears, lips, ducks, dogs, and La Croix cans. Similar to Banksy, Fnnch is anonymous and doesn’t sell through galleries. He is cutting out traditional art world hierarchies to bring his work directly to his fans through social media and public works.
Market Assessment
Leon Benrimon, Director of Modern and Contemporary Art at Heritage Auctions, says that Urban Art is their fastest growing category. In a quote to us, he said “I don’t think this is unique to Heritage. The growth in the auction is directly related to the supply and demand for these artworks and objects. This is the most important social currency and art production of our generation.” Recent attention is fueled by the record breaking headlines of street artists such as Basquiat, Shepard Fairey, Bansky, Keith Haring, and Kaws, who rank among the top 5 most frequently sold contemporary artists in the world, according to Artprice.
Tina Ziegler, Director of the first fair dedicated to urban art, acknowledged social media’s impact on the street art market, claiming “Instagram made this market.” According to the 2019 Hiscox-Online-Art-Trade, “Instagram could be a real game-changer, as it allows artists to build a large fan base (and potential collector base) outside the structures of the traditional art market.” With over 64k Instagram followers, Fnnch has built his market through social media.
Condition Report
We commissioned this work from the artist. The works have never been exhibited before and are in excellent condition.
Ownership
We purchased the painting from the artist directly in June 2019. Its provenance prior to this and prior pricing history is unknown.
The Series Drop 009 Asset
Summary Overview
Series Drop 009 has purchased one painting by contemporary artist, Kaws, titled Gone and Beyond (the “Series Drop 009 Asset”).
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Rewriting the norm: Kaws flipped the script - instead of waiting for the art world to take notice, he developed a massive online following that then translated to market success. As Christie’s noted, “Kaws success on social media has been a big factor in his surge to the forefront of the contemporary art world.” With over 2.1 million Instagram followers and 1 million hashtags, Kaws has more Instagram hashtags than Jeff Koons, Damien Hirst, Jean-Michel Basquiat, and Andy Warhol.

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Record momentum: Artnet reported, “the steady burn that had characterized Kaws’ market for the past decade transformed into a full-blown inferno.” Auction demand spiked in April 2019 in Hong Kong when he broke his high-selling record. The Kaws Album sold for $14.7 million, 14 times the initial auction estimates.
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Powerful collectors: According to Artnet, “Kaws has been promoted by some of the most powerful figures in the art world: namely, Alberto Mugrabi, whose family owns the world’s largest private collection of work by Andy Warhol.” His celebrity collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swizz Beatz.
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Millennial traction: Bloomberg reported high demand for Kaws’ work from wealthy millennials, particularly in Asia. In a recent Sotheby’s auction in Hong Kong, “millennials in hoodies” spent $28 million on art. Millennials currently represent the fastest growing collector segment, according to a survey by US Trust, and have two differences compared to prior generations - they are 2 times more likely to view art as a financial asset, and rely heavily on social media to discover artists and influence purchasing. Kaws is well-positioned to benefit from this demographic shift.
Specifications
Artist	Kaws
Artwork	Gone and Beyond
Size	40 in.
Medium	Acrylic on canvas
Creation Year	2012
Purchased From	Perrotin Gallery
Purchased For	$310,000
Year Purchased	2019

The Artist
Brian Donnelly (American, born 1974), known professionally as Kaws (stylized as KAWS), is an artist and designer who primarily works in painting, sculpture, and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths, and billboards in New York City. Kaws flipped the script - instead of waiting for the art world to take notice, he developed a massive online following that then translated to market success. As Christie’s noted, “Kaws success on social media has been a big factor in his surge to the forefront of the contemporary art world.” With over 2.1 million Instagram followers and 1 million hashtags, Kaws has more Instagram hashtags than Jeff Koons, Damien Hirst, Jean-Michel Basquiat, and Andy Warhol.
The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. According to Artnet, “Kaws has been promoted by some of the most powerful figures in the art world: namely, Alberto Mugrabi, whose family owns the world’s largest private collection of work by Andy Warhol.” His celebrity collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swizz Beatz.
Kaws is regularly featured on websites such as Hypebeast, and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West, and Nike. His most recent solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In 2021, Kaws will have a retrospective at the Brooklyn Museum.
The Painting

Kaws made Gone and Beyond, a round acrylic painting featuring a cropped figure, in 2012. The work was produced a part of a series of 27 round paintings, first displayed in the Kaws: Down Time exhibition at the High Museum of Art, Atlanta, in 2012. Together, the series of round paintings, also known as tondos, suggest a montage of images that depict moments of action or extreme emotion shown in close-up. The cropped angle of the painting abstracts the subject from viewer, as if the works are framed by a keyhole. A tondo is a Renaissance term for a circular form of art. A tondo painting usually displays a full scene or narrative image. By cropping the composition and only giving viewers a fraction of the entire scene, Kaws subverts the traditional tondo. The grid of round canvases reference the Benday dot pattern popularized by American Pop art, and artists such as Roy Lichtenstein and Andy Warhol throughout the 1950s and 1960s. Kaws produced his first tondo painting in 2010, which has since become a repeated theme in his work. Gone and Beyond features the recognizable cropped aesthetic along with his signature use of bright neon colors.
Market Assessment
In 2018-2019, Kaws received media attention for his record breaking auction results. Artnet reported, “the steady burn that had characterized Kaws’ market for the past decade transformed into a full-blown inferno.” Auction demand spiked in April 2019 in Hong Kong when he broke his high-selling record. The Kaws Album sold for $14.7 million, 14 tines the initial auction estimates. Bloomberg reported high demand for Kaws’ work from wealthy millennials, particularly in Asia. In a recent Sotheby’s auction in Hong Kong, “millennials in hoodies” spent $28 million on art.
His market is supported by promising macro-trends. Millennials currently represent the fastest growing collector segment, according to a survey by US Trust, and have two differences compared to prior generations - they are 2 times more likely to view art as a financial asset, and rely heavily on social media to discover artists and influence purchasing. Kaws is well-positioned to benefit from this demographic shift as he has largely built his market through his large social media following.
Condition Report
According to a condition report prepared by Ringo Cheung on behalf of Perrotin Gallery on April 23, 2019, the work was in perfect condition at the time of examination in Hong Kong.
Ownership
We purchased the painting from Perrotin Gallery, who formerly represented Kaws. Before Perrotin, the painting was owned by a private collector in Asia, who previously acquired the work from Perrotin Gallery. In 2012, the painting was shown a part of the Kaws: Down Time exhibition at the High Museum of Art, Atlanta, GA.
The Series Drop 010 Asset
Summary Overview
Series Drop 010 has purchased a collection of 5 Nike SB Dunks sneakers, curated by Jeff Staple (collectively, the “Series Drop 010 Asset”).
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Curated by Jeff Staple: The sneakers in Series Drop 010 were curated by Jeff Staple, who has been referred to as one of the founding fathers of streetwear and is an influential figure in the sneaker community. He is best known for designing the Nike SB Low Staple “NYC Pigeon” sneaker, whose release represented the “tipping point of sneaker culture” with an unprecedented level of demand that led to a riot.
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Cultural Relevance: SB dunks kickstarted sneaker culture - HighSnobiety notes that “SB hype saw the arrival of endless lines and campouts outside stores, sneaker magazines, sneaker-related apparel brands, sneaker consignment stores, online sneaker stores, sneaker swap-meets, sneaker conventions, sneaker lace companies, specific sneaker cleaning products, and in the case of Jeff Staple’s SB Dunk “Pigeon” release in New York in 2005, full-on sneaker riots.”
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Scarcity: The sneakers in Series Drop 010 are relatively scarce - for instance, only 150 pairs of the Pigeons and 300 pairs of the What the Dunk sneakers were believed to be made. Additionally, unlike a lot of other Nike models, the sneakers in Series Drop 010 are designs that have not been restocked after their initial release in the early 2000s, which reinforces their scarcity.

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Condition: All the sneakers in Series Drop 010 are deadstock (never worn) and come with their original boxes. Given the limited quantities of some of the sneakers in Series Drop 010, finding pairs in deadstock condition for sale is a rarity.
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Resurgence of SB Dunks: In the last few years, SB Dunks have seen a resurgence in popularity. This renewed hype comes as the result of admiration by today’s biggest celebrities, especially Travis Scott, who consistently flaunts his rare SB Dunks on social media. Nike has also helped fuel this momentum by pushing out new collaborations this year, such as the upcoming Supreme and Off White collaborations.
Specifications
Brand	Nike	Nike	Nike	Nike	Nike
Asset	Nike Dunk SB Low Staple “NYC Pigeon”	Nike Dunk SB Low Heineken	Nike SB What The Dunk	Nike Dunk SB Low Pro Raygun	Nike Dunk SB Low Bison
Size	Men’s Size 8.5	Men’s Size 8.5	Men’s Size 7.5	Men’s Size 9.5	Men’s Size 10.5
Colorway	Medium Grey / White - Dark Grey	Classic Green / Black - White - Red	White / College Blue - Chrome - Deep Red	Orange Flash / Black - Black	Dark Cinder / Bison / Sport Red
Condition	Deadstock with Box	Deadstock with Box	Deadstock with Box	Deadstock with Box	Deadstock with Box
Designer	Jeff Staple		James Arizumi
Release Date	February 22, 2005	March 05, 2003	October 01, 2007	February 01, 2005	March 01, 2003
Purchased From	Project Blitz	Project Blitz	Project Blitz	Project Blitz	Project Blitz
Purchased For	$16,000	$1,700	$5,000	$700	$600
Year Purchased	2019	2019	2019	2019	2019

The Sneakers
Nike Dunk SB Low Staple “NYC Pigeon”
The story of the Staple Pigeon begins in 2005 with Nike SB celebrating the twentieth anniversary of the Dunk, the classic shoe originally designed for college basketball programs across the US. They reached out to Jeff Staple, who had already worked with the iconic brand on a number of sneakers, to represent NYC on a piece of footwear. He knew that nothing represented the persona of a New Yorker more accurately than a pigeon - the city’s unflinching survivalists who don’t move out of the way for anyone. A few days before the February 22, 2005 release date, Staple posted a drop date on their website, with the actual date obscured by pigeon droppings. Early sneakerheads formed a line outside Staple’s Reed Space store, not knowing if they had to wait a day, a week, or anything more than that. By the time of the release, the crowd had grown dangerously large, despite the fact that only 30 of a total 150 pairs were being offered at the store. Riots began to break out, with kids being escorted straight into cabs after they bought the shoes. The scene drew in news cameras and the Pigeon’s release has been referred to as the “tipping point of sneaker culture.”
Nike Dunk SB Low Heineken
Released in 2003, this sneaker was nicknamed after the famous Dutch beer company despite the fact that it was not an official licensed product from Heineken. The shoes were a hit amongst Nike SB fans, but not with Heineken, which issued a cease-and-desist order. This legal trouble forced Nike to halt production and pull the product from shelves, causing a supply shock that helped make the sneakers more valuable. The design features a base created from a combination of green and white and a black swoosh. Red appears on the laces and the branding on the tongue and heel, which is similar to the Heineken label.
Nike SB What The Dunk

Created from 31 different Nike SB Dunks, the sneakers contain pieces of the Cali’s, the Luckies and Unluckies, the Pigeons, the Shanghai 1 and 2’s, the Jedi’s, the Supreme Hi’s and Lows, the Medicoms, the Bucks, the Huf’s, the Denims, the Hemps, and the Avengers. The neon green lining on the left shoe is an ode to the “eBay Dunk”, which is viewed by many as the rarest Nike SB sneaker ever made. Designed by James Arizumi, approximately 300 pairs were released October 1, 2007 in anticipation of “Nothing But The Truth”, Nike’s first ever feature length skate film. The shoe popularized the idea of loud, bright sneakers that are made to stand out and helped bridge the gap between high fashion and functional footwear.
Nike Dunk SB Low Pro Raygun
The February 2005 release of the Dunk SB Low Pro “Raygun” was inspired by one of Nike’s most legendary basketball campaigns, the Roswell Rayguns. The Rayguns were a fictional basketball team from the pre-NBA days that included Vince Carter, Paul Pierce and other NBA superstars. Not following traditional team colorways, the “Home” edition boasts black paneling as opposed to the white hue seen on the “Away” pair. Since the release of these sneakers thirteen years ago, the Raygun logo has been used sparingly.
Nike Dunk SB Low Bison
Released in March 2003, the Nike Dunk SB Low Bison is the only colorway from Nike’s Silver Box era to feature an all-suede build. The sneakers, which have also been nicknamed “Red Toes”, showcase a relatively simple palette, with different shades of brown appearing on the heel, quarter panel, swoosh and toe box. These dark colors provide a contrast to the bright red that wraps around the toe, giving these sneakers a recognizable look.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1's, and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, KAWS, Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Curator
Born in New Jersey in 1975, Jeff Ng aka “Jeff Staple” is widely considered to be one of the founding fathers of modern sneaker culture. Eight years after the creation of his label STAPLE in 1997, Jeff caught his big break when Nike called on him to create a commemorative sneaker that would represent New York. The iconic release of the Staple Pigeon Dunk SD was met with unprecedented demand and exposed not only his label, but sneakerhead culture as a whole to the masses.
Two decades later, he continues to shape sneaker culture through a variety of mediums. He continues to lead Staple Design Studio and has collaborated with brands across a variety of industries such as Adidas, Burton, ESPN, HBO, Kia Motors and many more. He also founded a now globally respected streetwear brand called STAPLE that uses the infamous “Pigeon” logo as its mascot. He’s expanded his retail presence beyond 2002 creation REED SPACE by partnering with the TGS Group on Crusoe and Sons, Extra Butter, Renarts, & Rooted and overseeing US Creative Operations for Hypebeast’s retail banner HBX NY.
He also influences sneaker culture as the host of Hypebeast’s popular podcast “The Business of HYPE” where he interviews streetwear entrepreneurs about the business decisions, trials and tribulations that led to their success.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.

The SB dunks are notable for kickstarting sneaker culture, with an ecosystem of buyers, sellers, and resources forming as around their release in the early 2000s. In the last few years, SB Dunks have seen a resurgence in popularity. This renewed hype comes as the result of admiration by today’s biggest celebrities, especially Travis Scott, who consistently flaunt rare SB Dunks on social media. Nike has also helped fuel this momentum by pushing out new collaborations this year, such as the upcoming Supreme and Off White collaborations.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition with their original boxes. We purchased these sneakers from Project Blitz, a well-known sneaker retailer, who believes the sneakers to be authentic. In addition, we had the sneakers inspected by Sean Conway, Sneaker & Streetwear Valuation Manager at The RealReal, to serve as an additional third-party opinion on their authenticity. He certifies that to the best of his knowledge, these sneakers are all authentic.
Ownership and Pricing History
We purchased the sneakers from Project Blitz, a well-known sneaker retailer. The specific pricing history of these pairs are unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 011 Asset
Summary Overview
Series Gallery Drop 011 has purchased a 2019 painting by Shelby and Sandy (the “Series Gallery Drop 011 Asset”).
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Cultural significance: Shelby and Sandy’s art derives much of its cultural significance from the subjects it depicts. From fictional mass-murderer Freddy Krueger to Japanese icon Hello Kitty, the artists’ focus on depicting widely celebrated icons from the 1990’s and early 2000’s. The artists’ have also created paintings for various celebrities including David Dobrik, Zac Efron, Nick Cannon, Sean Kingston, Bradley Cooper, Lucy Hale, Edgar Ramirez and Josh Peck and collaborated with organizations such as Westfield Century City, Children’s Hospital of Orange County and Under Armour.
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Leveraging social media: Recognizing the power of social media, Shelby and Sandy focus on making their artistic process as interactive as possible. Often times the duo will record themselves during the process of creation in an attempt to actively involve their 437,000 Instagram followers. Works often depict 1990’s cartoon characters and other popular culture references that are particularly appealing to art collectors between the ages of 18-34.
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Growing following: Shelby and Sandy’s social media following, which has nearly doubled since October 2018, is just one example of how the duo is building momentum. Their social media presence, which includes 60 Instagram posts in 2019, is likewise becoming more sophisticated as they begin to experiment with optical illusions and performative art.
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Unique works: The artistic duo creates the majority of their work from commissions, meaning each work is custom tailored to the requests of the client. However, despite the unique qualities of each work, Shelby and Sandy often rely upon similar artistic techniques, recurring motifs and favored colors to give their artistic portfolio a sense of unity.
Specifications
Artists	Shelby and Sandy
Artwork	Basketball painting by Shelby and Sandy
Size	4.5 x 6.5 ft
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Shelby and Sandy
Purchased For	$23,000
Year Purchased	2019

The Painting
We worked with Shelby and Sandy to commission a unique acrylic-on-canvas painting. The work focuses on the cultural importance of basketball in American culture - the figure in the work is the iconic professional athlete, Michael Jordan. Shelby and Sandy often focus on sports as a theme as they have previously partnered with the NFL to paint football themed canvases and have produced portraits of other sports stars such as Tiger Woods. The work is completed in Shelby & Sandy’s signature Pop-infused aesthetic.
The Artists
Shelby and Sandy are two Irvine-born, Los Angeles-based brothers who began formally collaborating around 2003. Their artwork is most accurately summarized as contemporary pop art, however elements of minimalism, surrealism and lowbrow complicate their visual aesthetic and create a unique digital feel. Recurring motifs in their artwork include 1990’s cartoon characters, athletes, clouds, pirates and other popular culture references that they loved as kids. Their creation process involves mapping out each block of color, blending acrylic paint shades, applying bright colors in between bold lines and finishing with a clear coat to create a printed feel, as if the painting was created by a computer. The LA studio that the brothers utilize for creative endeavors accurately represents the lighthearted, nostalgic aura of their artwork. Irvine-Weekly columnist Evan Senn describes the space as a “world of possibilities, creativity, and fun...straddling the boundaries of serious work and playful experimentation”. The brothers’ cheerful simplicity can likewise be extracted from the way they describe themselves both on their website and in their studio: “Shelby and Sandy are nice”. The playful, nostalgic energy of their artwork has garnered the attention of 437,000 Instagram followers and generated commissions from celebrities such as David Dobrik, Zac Efron, Nick Cannon, Sean Kingston, Bradley Cooper, Lucy Hale, Edgar Ramirez and Josh Peck.
Market Assessment
Shelby and Sandy’s utilization of Instagram as their primary means of marketing has positioned the duo to benefit from the movement of art buyers onto the social media platform. The 2019 Hiscox Online Art Trade Report indicates that 80% of art buyers use Instagram to discover new artists, making it the art world’s favored social media platform. The report likewise indicates that 79% of art buyers use Instagram to follow and keep up-to-date with artists with which they are already familiar, and 75% of art buyers use Instagram to see what is popular and trending or to find art to purchase. Art galleries are also among those utilizing social media as a marketing tool, with 54% of them indicating that Instagram is the most effective social media platform in terms of selling and generating direct sales leads.
Condition Report
We commissioned this work from the artists themselves. The work has never been exhibited before and is in excellent condition.
Ownership
We purchased the painting from the artists directly.
The Series Gallery Drop 012 Asset
Summary Overview
Series Gallery Drop 012 has purchased one neon work by Tracey Emin, Love Is What You Want (the “Series Gallery Drop 012 Asset”).
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Cultural influence:  Artsy writes that Emin’s work is “both deeply personal but instantly recognizable—yet despite its confessional nature, it has become a signifier for a certain kind of luxury consumerism.” Emin’s eye catching neon aesthetic is appealing to millennials and celebrity collectors—Kylie Jenner, Kendall Jenner, Beyonce, and P Diddy are collectors of her work.
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Attention on female artists: While the blue-chip category tends to be dominated by male artists, the art market has begun to demand diversity and recognize female artists for their accomplishments. According to an article by Art Agency Partners, “like any overlooked area of the market, art by women artists represents an opportunity.”

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Demand: According to data compiled by Artsy, which examined the most in-demand artists at art fairs in the first half of 2019, Tracey Emin was the 14th most in-demand blue-chip artists, and was one of only three women included in the top 30. Additionally, Emin’s auction data shows a 94% sell-through rate, 223% realized price over estimate, and $77,670 average sale price in the past 12 months, an uptick relative to her all-time average of $44,000.
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Recent show: Emin’s recent show A Fortnight of Tears in early 2019 at White Cube Bermondsey, London reignited the public adoration of her work as she displayed new raw emotion of recent personal pains with overt feminist overtones. The exhibition was her first London show in four years after a sabbatical and retreat from the public eye.
Specifications
Artist	Tracey Emin
Artwork	Love Is What You Want
Size	52 3/8 x 58 11/16 in.
Medium	Neon
Creation Year	2011
Purchased From	Sotheby’s, Private Sale
Purchased For	$140,000
Year Purchased	2019

The Artist
British artist Tracey Emin (born 1963) creates sculptures, paintings, and drawings that are deeply personal and narrative. She is noted as a prominent figure of the Young British Artists (YBAs), alongside peers such as Damien Hirst and Sarah Lucas. Emin rose to fame with her notorious and deeply confessional sculpture, My Bed, which was first displayed at the Tate Gallery. Artsy writes that Emin’s work is “both deeply personal but instantly recognizable—yet despite its confessional nature, it has become a signifier for a certain kind of luxury consumerism.” Emin’s celebrity collectors include Sir Elton John, the Beckhams, and Kylie Jenner, among others. Her work has been the focus of exhibitions around the world, including at the Musée d’Orsay in Paris, the Leopold Museum in Vienna, Gagosian Gallery in Los Angeles, the Museum of Contemporary Art in Miami, and the Scottish National Gallery of Modern Art in Edinburgh. She is slated to open several solo exhibitions in 2020, including those at the Munch Museum and a permanent public commission at Oslo’s Museum Island.
The Work
The work, Love Is What You Want, is a limited edition neon, a form that she first pioneered in 1995. Emin’s use of neon is inspired by her childhood memories of the neon illuminations in the English seaside town of Margate where she grew up. The work features the phrase “Love Is What You Want” in pink neon, inscribed in her signature cursive script and framed by a neon heart. The featured phrase was also the title of her retrospective show at the Hayward Gallery in London in 2011. In 2013, a retrospective of Emin’s neon work at MOCA in North Miami, demonstrated the central importance neon holds in her practice.
Market Assessment
Emin’s auction data shows a 94% sell-through rate, 223% realized price over estimate, and $77,670 average sale price in the past 12 months, an uptick relative to her all-time average of $44,000, according to CollectorIQ.
Condition Report
The work was inspected by our art advisors, Art Agency Partners, before the time of purchase, who noted its good condition.
Ownership
We purchased the work through a private sale with Sotheby’s. It was previously owned by a private collector.

The Series Gallery Drop 013 Asset
Summary Overview
Series Gallery Drop 013 has purchased a unique sculpture by Daniel Arsham, Grey Selenite Newspaper Machine (the “Series Gallery Drop 013 Asset”).
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Cultural significance: Daniel Arsham has built a large following for his work through brand collaborations, social media, and lower-priced, largely accessible editioned works. Arsham has collaborated with brands such as Dior, Rimowa, KITH, and Louis Vuitton and has 603,000 Instagram followers. With attention from celebrities such Swizz Beatz, Jay Z, Pharrell Williams, the New York Times wrote an article that explained “Why Celebrities Are So Into Daniel Arsham.” In 2017, Arsham was included in Hypebeast 100, which celebrates leaders and innovators across creative industries.
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Auction record: In November 2019, Arsham beat his previous auction record when his work, Quartz Eroded Vogue Magazine 101’, sold for over $200,000, which was originally estimated between $19,200 - $32,100, in Phillips 20th Century & Contemporary Art auction in Hong Kong.
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Millennial appeal: With significant press coverage in publications such as Hypebeast and Highsnobiety, as well as 603,000 Instagram followers, Arsham’s work appeals to a millennial demographic.
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Acquisition source: This work was brought to Art Basel Miami Beach by blue-chip gallery, Perrotin. We purchased the work directly from the gallery.
Specifications
Artist	Daniel Arsham
Artwork	Grey Selenite Newspaper Machine
Size	52 1/2 × 16 1/2 × 21 inch
Medium	Grey selenite, quartz, hydrostone
Creation Year	2019
Purchased From	Perrotin Gallery
Purchased For	$84,150
Year Purchased	2019

The Artist
Daniel Arsham (American, born 1980) is a contemporary visual artist based in New York City whose work exists in between art, architecture, and performance. Arsham was born in Miami and attended Cooper Union in New York City, where he received the Gelman Fellowship Award in 2003. His sculptural works, which are usually white or bronze, focus on archeological objects, except instead of sculpting relics of the past, Arsham re-creates objects from contemporary forms such as the basketball, a pair of sneakers, or a teddy bear. Using geological materials such as sand, selenite, or volcanic ash, his works often look as if they are decaying or have been unearthed. A large part of Arsham’s practice focuses on selling lower-priced editioned works to his millennial fans and collectors. The artist is represented by international blue-chip gallery, Perrotin, and has had solo shows at MOCO Museum, Amsterdam, High Museum of Art, Atlanta, and the Watermill Center, Watermill, NY.
The Sculpture
Grey Selenite Newspaper Machine sculpture measures at 52.5 x 16.5 x 21 inches, and is composed of grey selenite, quartz and hydrostone. This work is one of Arsham’s “future relics,” which focuses on preserving items of the past using non-traditional materials to make the work appear as if it was archaeologically found in the future.  Arsham’s core style takes once everyday items and replicates their details through another medium. Grey Selenite Newspaper Machine is representative of a style of work Arsham has been practicing for much of his career.
Market Assessment

Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Condition Report
The work was purchased on the primary market, and was in excellent condition at the time of purchase.
Ownership
We purchased the painting from Perrotin Gallery, where it was a part of their offerings for Art Basel Miami Beach.
The Series Gallery Drop 014 Asset
Summary Overview
Series Gallery Drop 014 has purchased a collection of 1985 Jordan 1 OG Sneakers (collectively, the “Series Drop 014 Asset”).
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The Jordan brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan, which could then be marketed to the public. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, sixteen years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
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The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.
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Reception: The Air Jordan I sold quickly upon initial release, leading Nike to restock them in 1985. This restock resulted in surplus supply, and Air Jordan I’s sat on shelves for years, eventually being marked down to as little as $20. These low-priced sneakers were of particular interest to skateboarders, who were looking for sneakers more durable than the canvas they typically wore. The sneakers’ initial popularity was tied to their functionality, but by 2001 Nike began producing retro versions of the 1985 original. This return to the original silhouette changed the shoes perception from a practical basketball shoe to a design icon.
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Creation process: The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
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Scarcity: Although the exact number released is unknown, the sneakers in Series Gallery Drop 014 are scarce. Considering their release 34 years ago, finding the shoes in deadstock, unworn condition is increasingly rare.
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Condition: All the sneakers in Series Gallery Drop 014 are deadstock (never worn), with some also including their original boxes.
Specifications

Brand	Nike
Asset	Air Jordan I (1985)
Colorway	Black/Red “Bred”	White/Black - Red “Chicago”	White/Black	Black/Royal Blue “Royal”	White/Natural Grey
Size	Men’s Size 9	Men’s Size 10.5	Men’s Size 11	Men’s Size 9	Men’s Size 10.5
Condition	Deadstock with box and tag	Deadstock with box no tag	Deadstock with box and tag	Deadstock with tag no box	Deadstock with box and tag
Designer	Peter C. Moore
Release Date	September 16, 1985
Purchased From	Stadium Goods	Private Collector	Private Collector	Private Collector	Private Collector
Purchased For	$6,500	$5,000	$8,500	$4,500	$5,500
Year Purchased	2019

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1's, and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, KAWS, Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
The Sneakers
Black/Red “Bred” or “Banned”
The “Banned” or “Bred” Air Jordan I’s are the face of the Air Jordan Sneaker franchise. The sneakers made waves in their 1985 debut, largely because of the story that Michael Jordan was being fined each time he wore them on court.
White/Black/Red “Chicago”
The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The colorway has recently seen a massive influx of popularity because of its place in Virgil Abloh’s “The Ten.”
White/Black

The white and black Jordan I colorway features a white leather upper with black leather paneling and swoosh.
Black/Royal Blue “Royal”
Named after its unmistakable royal blue and black colorway, this shoe became notorious as Jordan’s favorite because the color scheme was similar to his alma mater, The University of North Carolina. The colorway become a fan favorite early on when Jordan made the decision to sport this colorway rather than his black-and-red pair while being photographed for a Nike promotional poster.
White/Natural Grey
The Natural Grey colorway features a white leather upper contrasted by grey swoosh logos on either side, Air Jordan branding and a contrasting ankle collar. The design continues underfoot with a white midsole and grey rubber outsole.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. We purchased these sneakers from Stadium goods, a well-known sneaker retailer, and from prominent collectors. Authenticity is verified by looking at the model number.
Ownership and Pricing History
The specific ownership and pricing history of the sneakers in Series Gallery Drop 014 is unknown.
The Series Gallery Drop 015 Asset
Summary Overview
Series Gallery Drop 015 has purchased a collection of two Supreme skate decks (the “Series Gallery Drop 015 Asset”).
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The Supreme brand: Supreme’s history of counterculture in skate, surf and hip-hop is intrinsic to the DNA of the term “streetwear”. According to Hypebeast and PWC’s joint streetwear report, Supreme was the #1 brand associated with streetwear (an estimated $309 billion industry) among approximately 41,000 respondents. As Vice sums it up, “No other clothing brands command this kind of devotion.”
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Skate history: At its core, Supreme is a skate company and its skate decks have quickly become collector’s items not just for skaters, but for the art market for whom the limited-edition pieces represent unique and alternative works by major artists. In 2019, Sotheby’s auctioned off a full collection 248 sets of Supreme skate decks for $800,000 and Bonham’s sold a collection of 131 decks for $150,000.
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Brand collaborations: We believe that no brand has succeeded in channeling exclusivity, and social influence to generate demand as much as Supreme. Featuring countless collaborations, the brand has worked with KAWS, Louis Vuitton, and BAPE. As Vogue reports, “Brands that exist at the nexus of fashion and skateboarding — Palace, Supreme and Noah ...have the cultural clout once reserved solely for high-end luxury labels like Gucci, Saint Laurent and Fendi.”
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Condition: Each are original decks that range in excellent to pristine condition with a few still in original wrapping.
Specifications

Artist	Damien Hirst
Artwork	“Dots”	“The Last Supper”
Size	32 x 8 inches (81.3 x 20.3 cm) (each)
Medium	Screenprint on wood
Number of Decks	5	5
Creation Year	2009	2002
Purchased From	Guy Hepner	Christie’s
Purchased For	$11,000	$13,750
Year Purchased	2019

The Brand
Supreme is an American skateboarding shop and clothing brand established in New York City in April 1994. The brand caters to the skateboarding, hip hop, and rock cultures, as well as to the youth culture in general. The brand produces clothes and accessories and also manufactures skateboards. The first Supreme store was opened by James Jebbia in an old office space on Lafayette Street in downtown Manhattan in April 1994. Now, the brand has 11 stores globally. In 2017, Supreme sold a 50% stake to the Carlyle Group for $500 million, valuing the company at $1 billion.
The brand caters to youth “Hypebeast” culture, specifically skate culture, hip hop culture, and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands.
The company functions by making limited amounts of products and “drops” them at designated times of the year generating buzz, hype, and exclusivity around the brand. They are perhaps best known for their wide-reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordans, among others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists. Its distinctive and iconic red box logo with just the word “Supreme” in white Futura Heavy Oblique is largely based on Barbara Kruger's propaganda art.
The Decks
Damien Hirst Collaboration
Damien Hirst is a British artist (born 1965) whose works include installations, sculptures, paintings, and drawings that comment on human existence through examining relationships between art and beauty, religion and science, and life and death. His notable works include “The Physical Impossibility of Death in the Mind of Someone Living”: a fourteen-foot tiger shark preserved in a tank of formaldehyde, “In and Out of Love (White Paintings and Live Butterflies)”: an exhibition featuring real pupas glued to white canvases, and “For the Love of God (2007)”: a platinum cast of a human skull set with 8,601 diamonds.
The Damien Hirst Supreme skate decks feature Hirst’s recognizable Spots series. Hirst created these spot paintings over the span of 30 years and there are now more than one thousand works in the world. Each presents multicolored spots on white or near-white grounds and are painted by hand in glossy house paint. In 2012, Gagosian showed more than three hundred spot paintings at once across all eleven of the gallery’s locations.
The Last Supper
The Last Supper skate decks feature Leonardo da Vinci’s iconic “The Last Supper” work. Painted in the late 15th century, the work depicts the scene of the Last Supper of Jesus with his apostles, as it is told in the Gospel of John, 13:21. The decks were originally released in 2002.
Condition Report
The decks are in excellent to pristine condition.
Ownership and Pricing History

The Damien Hirst decks were purchased from Guy Hepner, a gallery in New York that focuses on works by Andy Warhol, Alec Monopoly, Jeff Koons, Damien Hirst, Roy Lichtenstein, Keith Haring, Retna and Tyler Shields. Guy Hepner sold the decks to us on behalf of a private collector who purchased the decks from Supreme. The Last Supper decks were purchased directly from the Christie’s “Handbags x HYPE” auction on December 10, 2019.
Market Assessment
We believe that the streetwear market will continue to grow, buoyed by increasing collaborations with luxury brands and artists. We believe that the Supreme brand will maintain its status as a coveted streetwear brand and that skate decks will remain core to the Supreme identity. The underlying assets of the Series Gallery Drop 015 maintain a unique position in art, collectibles, streetwear, and luxury that we believe will continue to benefit from the growth of the overall streetwear industry.
The Series Gallery Drop 016 Asset
Summary Overview
Series Gallery Drop 016 has purchased a collection of Nike and Adidas Yeezy sneakers (the “Series Gallery Drop 016 Asset”).
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The Nike Air Yeezy Brand: The Nike Yeezy brand was the result of a collaboration between rapper and designer Kanye West and Nike. Kanye West began collaborating on the Air Yeezy shoes with close friend and Nike Creative Director, Mark Smith, back in 2007. The release of the first shoe in 2009 brought immediate success, setting a new standard for what non-athlete shoe collaborations could be.
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The Nike Air Yeezy II: Three years after releasing three colorways of the Air Yeezy I, Kanye West and Nike announced they would be releasing the Air Yeezy II. The highly anticipated shoes sold out within 10 minutes of their release.
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The Adidas Yeezy Brand: After leaving Nike in 2013, Kanye West announced he would be joining Adidas under the promise that he would have more creative control over his brand and designs. Two years later, Kanye West and Adidas launched YEEZY Season 1, which debuted the Yeezy Boost 350s and Yeezy Boost 750s.
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Reception: According to Sole Collector, Kanye West is perhaps the best known name in sneaker culture next to Michael Jordan. The Air Yeezy 2 silhouette was a pivotal moment in Kanye West’s and Nike’s extensive histories. For Kanye West, it represented a moment of legitimacy within the fashion world, something for which he had fought for years. For Nike, it represented a seamless blend of sneakers for sport and lifestyle. Among sneakerheads, the Air Yeezy II is often revered as his best ever shoe. The 2014 surprise release of the “Red October” colorway is still considered to be one of the most memorable releases in sneaker history.
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Controversy: Despite popularity amongst the fans, Nike and Kanye West had internal issues regarding Nike’s refusal to pay Kanye West royalties for shoes as a non-athlete. The tension resulted in the termination of the partnership between Nike and Kanye West.
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The Adidas Yeezy Boost: The Adidas Yeezy Boost was initially released in 2015 during New York Fashion Week. The Yeezy Boost 750 was released shortly after being debuted during an on-stage performance at Powerhouse 2015. A few months later, Adidas released the Yeezy Boost 350 “Turtledoves” to the public, cementing the partnership (and Adidas) as a legitimate force in the sneaker game.
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Scarcity: Each colorway of the Nike Air Yeezy II (“Pure Platinum” and “Solar Red”) saw 3,000-5,000 pairs. Pure Platinum was a west coast exclusive and Solar Red was an east coast exclusive. There are rumored to be only 400 Red October pairs (as told by Nike exec). Production numbers are not confirmed on the Adidas Yeezy Boosts Between the amount of original components (dustbag and lace tips) and the 5-7 years since the shoes have been released, finding a full size run in deadstock (never worn) condition with all original components is very rare.
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Condition: All the sneakers constituting the Series Gallery Drop 016 Asset are deadstock, and original boxes and Yeezy accessories (dust bag and lace tips) are included.

Specifications
Brand	Nike	Nike	Nike	Adidas	Adidas
Asset	Air Yeezy II	Air Yeezy II	Air Yeezy II	Yeezy Boost 750	Yeezy Boost 350
Colorway	Red October	Pure Platinum	Solar Red	750 OG	Turtledove
Size	11	10.5	12	11	10
Condition	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories
Release Date	February 9, 2014	June 9, 2012	June 9, 2012	February 14, 2015	June 27, 2015
Designers	Kanye West and Nathan VanHook	Kanye West and Nathan VanHook	Kanye West and Nathan VanHook	Kanye West	Kanye West
Purchased From	GOAT	Private Collector	GOAT	GOAT	Stadium Goods
Purchased For	$7,015	$4,425	$5,000	$1,600	$1,499
Year Purchased	2019	2020	2020	2020	2019

The Brands
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s, and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, KAWS, Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
Adidas AG is a multinational corporation, founded and headquartered in Herzogenaurach, Germany, that designs and manufactures shoes, clothing and accessories. It is the largest sportswear manufacturer in Europe, and the second largest in the world, after Nike.
As with Nike, various pieces of Adidas clothing became staples of American youth culture during the 1980’s, particularly track suits and sneakers. Run DMC was an early adopter of the Adidas shell toe sneaker, helping to pioneer the cultural connotations of modern sneaker culture. Today, the brand has become a staple of the streetwear community, featuring collaborations with Kanye West, Pharrell, Raf Simons and Bape, among others.
The Designers
Nathan VanHook
The Nike Air Yeezy II was designed by Nike’s current Design Director, Nathan VanHook. Prior to joining Nike in 2008, VanHook had worked as an artist and designer, leading the design for a series of wetsuits. His first assignment at Nike was designing footwear for the sportswear department, and he eventually moved to the ACG line. Obsessed with designing for performance in an everyday setting, VanHook eventually found himself working for the Global Football department.
VanHook began working on the Air Yeezy II in 2010, working closely with Kayne West to create an iconic silhouette that had not been seen by the sneaker world before. VanHook is also known for creating well-known Nike sneakers such as the Air Footscape Magista, Mayfly Woven and Footscape Woven Chukka.
Kanye West

Both the Nike and Adidas Yeezy shoes were designed in part by Kanye West. First and foremost a producer and rapper, Kanye West’s rise to popularity began after his release of The College Dropout in 2004. Three years later, he began to pursue his interest in fashion by interning at legendary Italian fashion house, Fendi.
Kanye West’s involvement with sneakers began in the mid 2000’s, working with brands like Reebok, Bape and Louis Vuitton before eventually partnering with Nike in 2007 on his signature Air Yeezy I sneaker.
The Sneakers
“Pure Platinum”
The “Pure Platinum” Nike Air Yeezy II was a West Coast retail release and is credited as a shoe that helped start “sneaker raffles” as a system for selling limited-quantity shoes.
“Solar Red”
The “Solar Red” Nike Air Yeezy II was the East Coast retail release and the predominant face of the Air Yeezy II silhouette prior to the announcement of the “Red October” colorway. Kanye West wore the shoes for months leading up to the 2012 release date.
“Red October”
These are the most sought-after colorway of the Air Yeezy II. Pictures and rumors began circulating in 2013 about the all-red colorway, a little over a year after the release of the initial two colorways. A year later in 2014, after many had assumed the shoe would no longer release, the Red Octobers gained even more notoriety after Nike dropped them as a surprise release via a link on Twitter.
“Yeezy Boost 750 OG”
The Adidas Yeezy Boost 750 OG (Original) was the first shoe released under Kanye West’s new partnership with Adidas. The pair was released during New York Fashion Week in 2015, instantly selling out.
“Turtledove”
After months of anticipation of a low top sneaker, the Adidas Yeezy Boost 350 “Turtledove” became the second shoe released under the Adidas partnership in 2015. The Kanye West-designed line contained Adidas’ patented “Boost” material, portraying the new technology as a lifestyle-ready, yet fashion-forward solution.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. Since Kanye West and Nike cut ties back in late 2013, the Air Yeezy line has effectively ended, with no ability to re-release the shoes. While the Adidas Yeezy line has expanded to include a wide array of models and colorways throughout their five-year partnership, the initial two colorways have not been re-released.
Supply for the Air Yeezy II is very scarce, and scarcer in deadstock condition with box and accessories. The lack of similar supply is the product of a limited release compounded by pairs inevitably being worn. For some, the sneakers were bought to be worn, not collected, as shown by the many worn-down pairs on the market and the relative lack of pairs in deadstock condition. Depending on condition and provenance, pairs have sold in recent years for anywhere between $4,000 and $15,000, and are listed from anywhere between $6,400 and $20,000.
Supply for the two original Adidas Yeezy Boost colorways is scarce (although less scarce than the Nike Air Yeezy II), and similarly scarcer in deadstock condition with box and accessories. Depending on condition and provenance, pairs have sold in recent years for anywhere between $1,000 and $4,250, and are listed anywhere between $1,500 and $4,788.

Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. With respect to Nike, authenticity is verified by looking at the model number and. With respect to Adidas, authenticity is verified by the serial number.
Ownership and Pricing History
We purchased these sneakers from GOAT and Stadium Goods, both well-known sneaker retailers, and from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 016 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 017 Asset
Summary Overview
Series Gallery Drop 017 has purchased one painting by Derrick Adams, Colorbar Constellation 6 (Sandford and Son) (the “Series Gallery Drop 017 Asset”).
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Strong demand: According to Artsy, Derrick Adams was among the most in-demand artists at art fairs in 2019, ranking 9th on the list ahead of artists like Banksy, Picasso and George Condo. At auction, his works have a 100% sell-through rate over the last 12 months, and a 221% realized price over estimate.
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Credentials and career highlights: Adams received his MFA from Columbia University and BFA from Pratt Institute. He is represented by Rhona Hoffman Gallery, Luxembourg & Dayan and Salon 94. Career highlights include having a solo show at a major institution (the Studio Museum in Harlem), being reviewed by major art publications (Artforum, Frieze, Art in America) and being included in major biennales (Performa, Prospect New Orleans).
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Institutional attention: Adams’ work is in the permanent collections of a number of museums, including The Metropolitan Museum of Art and the Whitney Museum of American Art. Additionally, works from Derrick Adams’ 2016 Colorbar Constellation series have received institutional attention via an exhibition titled Transmission at the Museum of Contemporary Art in Denver in 2018.
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Mainstream press: Adams and his Colorbar Constellation series have also received mainstream press attention and were the subject of articles in Hyperallergic, HuffPost and Interview Magazine. He has also been featured in The New York Times and Bloomberg.
Specifications
Artist	Derrick Adams
Artwork	Colorbar Constellation 6 (Sandford and Son)
Size	78 x 44 inches
Medium	Acrylic paint, paper (vintage TV guide covers), fabric, on pigment printed canvas, with vinyl (wood grain patterned fabric-backed vinyl), TV antenna, aluminum foil, wood cleat
Creation Year	2016
Purchased From	Gagosian Gallery
Purchased For	$49,500
Year Purchased	2019

The Artist

Derrick Adams (American, born 1970) is an artist who primarily works in a variety of mediums, including painting, sculpture, collage, performance, video and sound installations. His work seeks to explore the influence of contemporary culture on our lives and the intersection of the African American experience with art history, American iconography and consumerism. Adams’ practice employs deconstructivist philosophies focused on the fragmentation and manipulation of structure and surface.
Adams received his MFA from Columbia University and BFA from Pratt Institute. He is represented by Rhona Hoffman Gallery, Luxembourg & Dayan and Salon 94. Career highlights include having a solo show at a major institution (the Studio Museum in Harlem), being reviewed by major art publications (Artforum, Frieze, Art in America) and being included in major biennales (Performa, Prospect New Orleans). His work is in the permanent collections of a number of museums, including The Metropolitan Museum of Art, Studio Museum in Harlem and the Whitney Museum of American Art. His most recent solo exhibitions include Derrick Adams: Transformers at Luxembourg & Dayan, Where I’m From at Baltimore City Hall Gallery, New Icons at Mary Boone Gallery and Transmission at the Museum of Contemporary Art in Denver. Adams has also been featured in press such as Hyperallergic, Interview Magazine, The New York Times, HuffPost and Bloomberg. His work is in Swizz Beats’ Dean Collection and featured as a storyline on the TV show, Empire.
The Painting
Adams created Colorbar Constellation, a series of multimedia collage works depicting television screens, in 2016. The works are intended to expose the inadequate representation of African American figures in the visual world. They are made from panels of dashiki cloth fabric and paper from TV Guide covers featuring Oprah Winfrey, Will Smith and The Cosby Show. Works from Adams’ 2016 Colorbar Constellation series have received institutional attention via an exhibition titled Transmission at the Museum of Contemporary Art in Denver in 2018.
In discussing the theme of television, Adams told interview magazine, “I was always fascinated with the power that artists had at that time to create these illusionistic structures that mimicked reality around them in some way, and were able to get emotional responses from people and enlighten them about things they thought were important. In our generation, television has that same godly presence; it’s always there, always visible, seeing you as much as you’re seeing it.”
Market Assessment
According to Artsy, Derrick Adams was among the most in-demand artists at art fairs in 2019, ranking 9th on the list ahead of artists like Banksy, Picasso and George Condo. Key market performance metrics at auction include a $81.25k all-time highest realized price, a 100% sell-through rate over the last 12 months and a 221% realized price over estimate.
Condition Report
The work was sent directly from the artist’s studio to our storage. The work has never been exhibited before and is in excellent condition.
Ownership
We purchased the painting from Gagosian Gallery in December 2019. Prior ownership history is unknown.
Insurance
We are working with insurance broker, DeWitt Stern, and our carrier is Aspen American Insurance Company. We insure all assets both during transport and during storage.
Storage
We currently lease space in a purpose-built, secure, temperature-controlled storage facility in New York for the purposes of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes.
Depreciation

We treat art and collectible assets as collectible and therefore we will not depreciate or amortize the underlying assets going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying assets.
Market Opportunity
We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Art
According to The Art Market Report 2019 by Art Basel and UBS, the size of the global art market in 2019 was roughly $64.1 billion, down 5% year-on-year.  Additionally, the 2020 Knight Frank Wealth Report noted that art as a category appreciated 59% in the last 12 months, and 141% in the last 10 years. Despite its size, the art market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. We expect the art market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class, an increase in global wealth and the shifting tastes of millennial art collectors.
Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial art collectors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy households found that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. What makes this generation of collectors different is that they are driven by the role art collecting plays in leveraging future wealth (33% versus 16% of all collectors) and as an asset that can be sold for a quick profit (35% versus 13%). The study also showed the biggest uptick in online art buying among millennials, up 9% to 78%. This is compared to men (42%) and women (36%) who purchased art online in 2018. We believe we are well positioned to benefit from these shifts in millennial collecting.
According to The Contemporary Art Market Report 2019 by Artprice, global auction turnover reached $1.89 billion (doubling in the last 10 years), the volume of transactions grew by 6.8% with 71,400 lots sold, the global unsold rate remained stable at 39% and the price index of contemporary art increased by 22%.
Sneakers
According to a recent research report by Cowen Equity Research, the U.S. sneaker market is currently valued at $21.2 billion, and the overall global sneaker market is nearing $100 billion.  Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.

A few causes can be attributed to the global popularization of the sneaker resale market. Most notably, brands generate artificial scarcity by keeping supply far below demand through limited edition drops. This hype has been boosted by celebrity-driven endorsement culture and more collaborations with celebrities, artists, high fashion designers and tastemakers to produce limited edition sneakers to the public. A select few examples of collaborations between shoe companies and tastemakers include Jordan 4 Retro KAWS Black, “The Ten” by Virgil Abloh’s Off-White, Travis Scott x Air Jordan 4 Cactus Jack, adidas x Pharrell Williams blue Human Body NMD and countless others. While some of these shoes may retail in the $100-$200 range, they just as easily appear on the secondary market at a 100x multiple. As an example, the Nike Dunk SB Low Staple “NYC Pigeon” originally retailed in Nike stores for $200 and was last sold on StockX for $13,500 on July 9, 2019. This growth in the sneaker market may also be attributed to the rise of streetwear as well as the rise of the “Hypebeast” community in mainstream culture. Strengthened by increased artistic collaborations as well as promotions by influencers and celebrities, the rise of streetwear is further propelled by social media and pop culture. This greater exposure to streetwear and the Hypebeast community through these digital channels has led to increased adoption into the mainstream, especially by an increasingly digitally native consumer. With the rise of streetwear and Hypebeast culture, the “sneakerhead” community has grown immensely, growing the #sneakerhead hashtag to over 17 million posts on Instagram.
Streetwear and Supreme
Streetwear is a growing market. In a 2018 report, Bain & Company again highlighted streetwear as a growth driver for the luxury sector. And, according to the inaugural Streetwear Impact Report - 001 published by Hypebeast and PwC, over 78% of 3,200 respondents voted for Supreme as the brand that represents streetwear the most. Supreme was followed by Nike, Off-White, Adidas, BAPE and Stussy.  According to the 2019 True Luxury Global Consumer Insights report published by BCG and Altagamma, the top two key trends in the luxury global consumer market were collaborations and buying second-hand. The value of collaborations reached 90% awareness amongst buyers, driven by Millennials and Gen Z-ers, and the top purchased collaboration overall was Supreme x Louis Vuitton.
The Supreme brand caters to youth “Hypebeast” culture, specifically the skate, hip hop and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands. The company functions by making limited amounts of product and “drops” them at designated times of the year, generating buzz, hype and exclusivity around the brand. They are perhaps best known for their wide reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordan and others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists.
Comics
The comic book industry flourished within the pop culture arena of the 1930s due to the popularity of superhero characters such as Superman, Batman and Captain Marvel. Since the 1960s, two publishers have primarily dominated the American comic book industry: Marvel Comics, the publisher of comics featuring Spider-Man, X-Men and Fantastic Four; and DC Comics, which publishes comics featuring Superman, Batman and Wonder Woman. According to a joint report by Comichron and ICv2, the comic book market reached a height of $1.1 billion in 2018, up $80 million from the previous year. Comics are a unique collectibles category because of the large amounts of data available on pricing, quantity and condition of certain vintage comic books. The industry is heavily tracked by databases including Comics Price Guide, GoCollect and GPAnalysis, all of which provide information on fair market value, scarcity and quality. The increased popularity of online auctioning services like eBay and Heritage Auctions for buying and selling comic books has similarly greatly increased the visibility of actual comic book sale prices, leading to improved price guide accuracy, particularly for online price guides.
As such, we believe the collectible vintage comic book market will grow from its accessibility and transparency. Comic book collectors collect for several possible reasons, including appreciation, nostalgia, financial profit and completion of the collection. Macro trends exist today that may fuel the popularity of comic books. One trend is the steady remakes of Marvel comics, including Black Panther, The Avengers, Captain Marvel and others, into blockbuster movies. Further, The Walt Disney Company’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like X-Men, Deadpool and Fantastic Four to now be absorbed into the Marvel universe, which would further fuel the popularization of traditional comic book characters.

We believe that the opportunity for vintage comic books remains strong and the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Our Business
An investment in a series represents an investment in that particular series and thus indirectly in the underlying asset related to such series, and does not represent an investment in our company or our manager generally.  We do not anticipate that any series will own any assets other than the assets related to that series.  However, we expect that the operations of our company, including the creation of additional series and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.
We anticipate that our core competency will be the identification, acquisition, marketing and management of investment-grade art and other collectibles for the benefit of the investors.  The Otis Platform aims to provide:
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investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although a secondary market does not currently exist, and there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);
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asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Otis Platform; and
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all Otis Platform users with a premium, highly curated and engaging experience.
All Otis Platform users and others are provided with opportunities to engage with the art and collectibles in our collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences.
Our objectives are to become the leading marketplace for investing in art, collectibles and other alternative assets; through the Otis Platform, to provide investors with financial returns commensurate with returns in the art, collectibles and other alternative assets industries; to provide experiential and social benefits comparable to those of a world-class collector; and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.
Our Manager
Our limited liability company agreement, dated February 1, 2019, as amended from time to time (the “operating agreement”), designates our manager as the managing member of our company.  Our manager will generally not be entitled to vote on matters submitted to the holders of our interests.  Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.
The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member.  Holders of interests in each series have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our manager shall call a meeting of all of the holders of interests in every series within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company and each series.  If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting.  In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply. In the event our manager is removed as manager of our company, it shall also immediately cease to be manager of each series.
The operating agreement provides that neither our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor members of the advisory board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
See “Item 3. Directors and Officers” for additional information regarding our manager.
Affiliated Issuers
As previously noted, the Otis Platform may involve one or more affiliated issuers. We acknowledge that the $50 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have not adopted this structure to avoid such limit. We and our manager do not believe there to be a difference in the assets we are acquiring and holding versus those being acquired and held by an affiliated issuer, Otis Collection LLC (“our affiliate”), for which our manager is also the manager. The assets being acquired and held by both are as previously described, and, as previously noted, an investment in a series or in a series of our affiliate represents an investment in that particular series and thus indirectly in the underlying asset related to such series and does not represent an investment in our company, our affiliate or our manager generally. See “—Risk Factors” below. Therefore, we believe there to be no risks or benefits of investing in the different offerings related solely to the existence of affiliated issuers and no material differences between the affiliated issuers.
Advisory Board
Our manager intends to assemble an expert network of advisors with experience in relevant industries to serve on an advisory board to assist our manager in identifying and acquiring the art, collectibles and other alternative assets, to assist our asset manager in managing the underlying assets and to advise our manager and certain other matters associated with our business and the various series.
The members of the advisory board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Asset Manager
Each series will appoint our manager to serve as asset manager to manage the underlying assets related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the advisory board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith.  Our asset manager will be authorized on behalf of each series to, among other things:

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create the asset maintenance policies for each underlying asset in consultation with the advisory board and oversee compliance with such maintenance policies;
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purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
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engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
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develop standards for the care of each underlying asset while in storage;
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develop standards for the transportation and care of each underlying asset when outside of storage;
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reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
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deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
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generally perform any other act necessary to carry out its obligations under the asset management agreement.
Our asset manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
The asset management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including, contingent obligations) have been terminated, (ii) the removal of our manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.
Each series will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.
Operating Expenses
Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (collectively, the “operating expenses”):
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any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;
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any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states, any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Securities and Exchange Commission (the “Commission”);
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any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;

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any withholding or transfer taxes imposed on our company, a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our manager in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
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the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
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the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our manager in connection with the operations of our company or a series; and
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any similar expenses that may be determined to be operating expenses, as determined by our manager in its reasonable discretion.
Our manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).
If the operating expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any operating expense reserves on the balance sheet of such series, our manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (“operating expenses reimbursement obligation(s)”), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.
Allocations of Expenses
To the extent relevant, offering expenses (i.e., actual fees, costs and expenses incurred in connection with an offering, including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering), acquisition expenses (i.e., costs associated with the acquisition and development of the underlying asset related to a series, which include storage, shipping and transportation and insurance costs), operating expenses, revenue generated from underlying assets and any indemnification payments made by our company will be allocated amongst the various interests in accordance with our manager’s allocation policy, a copy of which is available to investors upon written request to our manager. The allocation policy requires our manager to allocate items that are allocable to a specific series to be borne by, or distributed to, as applicable, the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by our manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof, it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fees	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets
Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
	Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
	Preparation of marketing materials	Allocable pro rata to the number of underlying assets
	Pre-purchase inspection	Allocable pro rata to the number of underlying assets
	Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset
	Storage	Allocable pro rata to the number of underlying assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
	Custodial fees	Allocable pro rata to the number of underlying assets
Operating	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
Expense	Marketing expenses in connection with any revenue generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to any revenue generating event	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other revenue generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset
Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset
Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.
Distributions

Our manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of interests of each series.  Free cash flow consists of the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the underlying asset related to such series.  Our manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the series. We expect our manager to distribute any free cash flow on a semi-annual basis as set forth below.  However, our manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.
Any free cash flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:
●
to repay any amounts outstanding under operating expenses reimbursement obligations plus accrued interest;
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thereafter, to create such reserves as our manager deems necessary, in its sole discretion, to meet future operating expenses; and
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thereafter, by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or our manager or any of its affiliates.
Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are our manager or its affiliates; and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).
Asset Selection
We will target a broad spectrum of assets to cater to a wide variety of demand. It is our objective to acquire a diverse collection of top-tier contemporary art and collectibles from galleries or other retailers, collectors and directly from living, mid-career artists. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest-caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and others.
Sourcing. Through our network of artists, galleries, retailers, collectors and our advisory board, we will build a pipeline of compelling opportunities in the contemporary art and collectibles market, with the intent of driving returns for investors. Our sourcing angle combined with our data-driven approach to the investment process will provide us with opportunities that will help us capture demand in the market for particular assets. Our data-driven approach will help us study and identify the latest trends in the market to find artists and pieces which we believe will resonate with millennial values. We will consider factors such as rarity, significance, historical prices, originality, value, condition and social trends when deciding whether or not to acquire an asset. We look forward to maintaining an ongoing list of investment opportunities and a database of interesting market trends across the various assets categories that we track.
Due Diligence. We will consider the growth potential, historical significance, ownership history and past valuation of the asset and comparable assets.  Our diligence process will include a review of public auction data, opinions from advisors in our network, precedent and comparable transactions and metrics. The diligence process will be a part of a memo that will be put together for investment review.
Investment Review. We will establish an investment committee (panel of experts, advisors and independent members) to review the memo and vote to either approve or reject the assets. Regardless of the decision, the committee will draft a summary of their findings for internal record.

Asset Management. Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised of any portfolio updates. We expect to loan the asset to museums or other interested parties (e.g., corporate offices/buildings) for fees that will then be distributed to investors.
Our asset selection criteria were established by our manager and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. Our manager, along with our advisory board, will endeavor to only select assets with known ownership history, certificates of authenticity, pre-purchase inspections and other related records.  Our manager, along with our advisory board, also considers the condition of the assets, historical significance, ownership history and provenance and the historical valuation of the specific asset or comparable assets.  Our manager, together with the advisory board, will review asset selection criteria at least annually. Our manager will seek approval from the advisory board for any major deviations from these criteria.
Through our network and advisory board, we believe that we will be able to identify and acquire art and other collectibles of the highest quality with the intent of driving returns for investors in the series that owns the applicable asset. Concurrently, through the Otis Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.
Asset Acquisition
From time to time, we or our affiliates may elect to acquire a work of art or collectible opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any brokerage fees, offering expenses or other acquisition expenses, will be used to reimburse us for the acquisition of the artwork or collectible or repay any loans made to our company, plus applicable interest, to acquire such artwork or collectible.
In the future, rather than pre-purchasing assets before the closing of an offering, we plan to negotiate with asset sellers for the exclusive right to market, for a period of time, a piece of art or collectible on the Otis Platform to investors. We plan to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement with an asset seller which would close simultaneously upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset) and title to the asset would be held by, or for the benefit of, the applicable series.
Asset Liquidity
We intend to hold and manage all of the assets marketed on the Otis Platform for an average of five to ten years. Prior to the sale of applicable underlying assets, liquidity for investors would be obtained by transferring their interests in a series (although a secondary market does not currently exist, and there can be no guarantee that a secondary market for interests of any series will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by our asset manager, our asset manager together with the advisory board will consider the merits of such offer on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g., lack of investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the asset.  As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any operating expenses reimbursement obligation, on the asset or of the series at that time).
Employees
Our manager has 14 full-time employees and utilizes independent contractors and advisors to supplement its employee base.  Our company does not have any employees.

Government Regulation
Regulation of the art and collectibles industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations and laws and regulations involving sales, use, value-added and other indirect taxes.
Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series to significant damages or other penalties.
Legal Proceedings
None of our company, any series, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.
Properties
Our manager currently leases space in a purpose-built, secure, temperature-controlled storage facility in New York for the purpose of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes.  The monthly rent is approximately $616 at present.
Our manager also currently leases a purpose-built, secure, temperature-controlled gallery space in New York for the purpose of displaying the underlying assets for marketing and similar purposes.
Our manager and asset manager is located at 335 Madison Ave, 16th Floor, New York, NY 10017.
We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.
Risk Factors
Our interests are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Otis Platform, via third-party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.
Risks Related to the Structure, Operation and Performance of our Company
The COVID-19 outbreak may have a material adverse impact on our results of operations.
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing and “shelter-in-place” orders. The impacts of the outbreak are unknown and rapidly evolving. The COVID-19 outbreak, or public perception of the outbreak, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities to announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.
A purchase of our interests does not constitute an investment in either our company or the underlying assets directly.  This results in limited voting rights of the investor, which are solely related to the series.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our manager for “cause.”  Our manager and asset manager thus retain significant control over the management of our company and the underlying assets.  Furthermore, because the interests do not constitute an investment in our company as a whole, holders of interests of a particular series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the asset manager will receive a fee in respect of its management of the underlying assets.
Our company was recently formed, has no track record and no operating history from which you can evaluate our company or this investment.
Our company was recently formed, has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.
Given our start-up nature, investors may not be interested in making an investment, and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon our company and the value of your interests.
Due to the start-up nature of our company, there can be no guarantee that we will reach our funding targets from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).
There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our company and interests to gain market acceptance.

We believe that few other companies crowd fund artwork and collectibles or propose to run a platform for crowd funding of interests in artwork and collectibles. Our company and our interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the art and collectibles industry, including insurance companies, appraisers and strategic partners. This could result in an inability of our manager to operate the underlying assets profitably. This could impact the issuance of further interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of our company, and, if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).
The offering amounts will exceed the value of the underlying assets, and, if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.
The size of an offering will exceed the purchase price of the related underlying asset as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying asset will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying asset, as well as interest payments to our manager). If the underlying asset had to be sold and there had not been substantial appreciation of the underlying asset prior to such sale, there may not be sufficient proceeds from the sale of the underlying asset to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying asset at the time of the sale including but not limited to any outstanding operating expenses reimbursement obligation) or any additional profits in excess of this amount.
The use of proceeds will include interest payments to our manager as provided in the promissory note entered into between the respective series and our manager.
Prior to making any series available for investors, our manager may acquire the underlying asset and then sell that asset to the respective series pursuant to a purchase and sale agreement and promissory note. If applicable, under the terms of the relevant promissory note, we are obligated to pay our manager interest as described below under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The interest rate has been set arbitrarily. Any amounts paid in interest will not be available for use by the series to cover future fees or expenses incurred for the operation of the asset.
Operating expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.
Operating expenses incurred post-closing shall be the responsibility of the applicable series.  However, if the operating expenses exceed the amount of revenues generated from the underlying assets related to such series, our manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the series, on which our manager may impose a reasonable rate of interest, and be entitled to operating expenses reimbursement obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.
If there is an operating expenses reimbursement obligation, this reimbursable amount between related parties would be taken out of the free cash flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.
Our success depends in large part upon our manager and its ability to execute our business plan.
The successful operation of our company (and therefore, the success of each series) is in part dependent on the ability of our manager and asset manager to source, acquire and manage the underlying assets. As our manager has only been in existence since October 2018 and is an early-stage startup company, it has no significant operating history within the art and collectibles sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.

The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our manager and its team, its expert network and other investment professionals (which include third-party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our manager or asset manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.
Furthermore, the success of our company and the value of each series is dependent on there being critical mass from the market for the interests and also our ability to acquire a number of underlying assets in multiple series so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets through revenue-generating events and leasing opportunities.
If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold interests of the same series as them.
Our company is structured as a Delaware series limited liability company that issues different series interests for each underlying asset or group of underlying assets. Each series will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests of one series is segregated from the liability of investors holding interests of another series, and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold interests in the same series as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.
If any fees, costs and expenses of our company are not allocable to a specific series, they will be borne proportionately across all of the series.  Although our manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy described above, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series, and therefore, there is a risk that a series may bear a proportion of the fees, costs and expenses for a service or product for which another series received a disproportionately high benefit.
Potential breach of the security measures of the Otis Platform could have a material adverse effect on our company, each series and the value of your investment.

The highly automated nature of the Otis Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Otis Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Otis Platform, our company, our manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the Otis Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our manager’s and our company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Otis Platform software are exposed and exploited, the relationships between our company, investors, users and the asset sellers could be severely damaged, and our company or our manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.
Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Otis Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Otis Platform. Any security breach, whether actual or perceived, would harm our reputation and the Otis Platform, and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of interests of further series and monetizing them together with existing assets through revenue-generating events and leasing opportunities.
The Otis Platform is highly technical and may be at risk of malfunctioning.
The Otis Platform is a complex system with components and highly complex software, and our business is dependent upon our manager’s ability to prevent system interruptions to operation of the Otis Platform. The Otis Platform software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Otis Platform. The Otis Platform relies on third-party datacenters for operation. If such datacenters fail, users of the Otis Platform may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Otis Platform to investors, cause a negative experience for investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Otis Platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.
Our manager may sell its interests post-closing, which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.
Our manager may arrange for some of the interests it holds in a specific series to be sold by a broker pursuant to a “10b5-1 trading plan”. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our manager may result in too many interests being available for resale and the price of the relevant series interests decreasing as supply outweighs demand.
Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any interests sold.

We have engaged North Capital Private Securities Corporation (the “broker”) to act as our executing broker in connection with each offering.  The broker is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be registered in each state where each offering and sale of the interests will occur prior to the launch of each offering, and it is anticipated that the interests will be offered and sold only in states where the broker is registered as a broker-dealer. If a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating, and therefore, we will not have an entity managing the underlying assets. In addition, if our manager is required to register as a “broker-dealer,” there is a risk that any interests offered and sold while our manager was not registered may be subject to a right of rescission, which may result in the early termination of the series.
Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither our manager nor our asset manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  We and our manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and our manager and our asset manager will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or our manager were to be required to register under the Investment Advisers Act, it could have a material adverse impact on the results of operations and expenses of a series, and our manager may be forced to liquidate and wind up the series or rescind the offering for any series interests.
There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.
As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.
Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business.
Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our manager, which serves as the asset manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlaying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.
Risks Related to the Art and Collectibles Industry
Each series is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.
Each series is expected to invest in art and collectibles.  If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.
Given the concentrated nature of the underlying assets (i.e., only art and collectibles) any downturn in the art and collectibles industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as art and other collectibles are collectible items, the value of such collectables may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as art and collectables. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.
The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for art and collectibles, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the art and collectibles industry.
The art and collectibles industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase art and collectibles in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the art and collectibles industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.
The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of five to ten years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
The volatility in prices for art and other collectibles may result in downward price pressure and adversely affect our objectives.
Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value art and collectibles, may adversely affect a series’ ability to achieve its investment purpose. The art and collectibles market has been subject to volatility in demand in recent periods. Demand for high value art and collectibles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of art and collectibles that are most sought after. Volatility in demand may lead to volatility in the value of art and collectibles, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of underlying assets as compared to just one or two pieces of art or collectibles). These effects may have a more pronounced impact given the limited number of underlying assets held by our company in the short-term.
Art and collectibles are hard to value, and any valuations obtained are not guarantees of realizable price.
As explained above, art and collectibles are difficult to value. Valuations of the underlying assets will be based upon the subjective approach taken by the members of our manager’s expert network and members of the advisory board, valuation experts appointed by the asset seller or other data provided by third parties (e.g., auction results and previous sales history). Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Otis Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.
Our manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets.
Included in this report are references to reports and assessments created by third parties which our manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with this report. The references should not be taken as an endorsement of our offering by those third parties.
Risks Related to the Underlying Assets
Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset or the likelihood of any distributions made by us to investors.
An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or operating expenses of its related series.  Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under operating expenses reimbursement obligations), if any, of the related series.  In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset and, consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.
Competition in the art and collectibles industry from other business models may make it difficult to obtain underlying assets.
There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players, such as arts and collectibles dealers and auction houses, continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular art and collectibles TV shows, including Antiques Roadshow, Storage Pickers, American Pickers and Pawn Stars. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as wine, that may decide to enter the art and collectibles market as well.
Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made to holders of interests.
In order to protect and care for the underlying assets, our manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets.  It is anticipated that as we acquire more underlying assets, our manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.
If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, potential proceeds from a sale of the related underlying asset (if ever) and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under operating expenses reimbursement obligation.

Restoration or repair of an underlying asset may result in a decrease in the value of the underlying asset.
Although we do not intend to undertake restoration or repair of the underlying assets, there may be situations in the future that we are required to do so (e.g., due to natural wear and tear and through the use of the underlying assets). Where we do so, we will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While we will seek to mitigate our exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the underlying assets and, therefore, the value of the series related to such underlying assets.
In addition, the successful restoration or repair of the art and collectibles may be dependent on sourcing replacement original and authentic paint or parts. Original paint or parts for arts and collectibles are rare and in high demand and, therefore, at risk of being imitated. There is no guarantee that any paint or parts sourced for the underlying assets will be authentic (e.g., not a counterfeit). If such paint or parts cannot be sourced or those paints or parts that are sourced are not authentic, the value of the underlying assets and, therefore, the value of the series related to such underlying assets may be materially adversely affected.  Furthermore, if an underlying asset is damaged, we may be unable to source original and authentic paint or parts for the underlying asset, and the use of non-original and authentic paint or parts may decrease the value of the underlying asset.
Insurance may not cover all losses, which may result in an operating loss and likelihood that distributions will not be made by us.
Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series related to such affected underlying assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.
We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.
Each series will assume all of the ownership risks attached to its underlying assets, including third-party liability risks.  Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets.  This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.
We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.
We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.
Any harm to the brand of the artist or manufacturer may adversely impact the value of the underlying assets.

The underlying assets will be comprised of art and collectibles. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the art and collectibles that artists and manufacturers of products that may become collectible are producing today. In addition, the artists’ or manufacturers’ business practices may result in the image and value of art and collectibles produced by such artists or manufacturers being damaged. This in turn may have a negative impact on the value of the underlying assets made by such artists or manufacturers and, consequently, the value of the interests of the series that relate to such underlying assets.
The value of the underlying assets may depend on a prior owner or association and, therefore, may be out of our control.
The value of an underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the series that relates to such underlying asset.
Title or authenticity claims on an underlying asset may diminish value of the underlying asset, as well as the series that relates to such underlying asset.
There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen art and collectibles), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history or restoration and repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the series related to such underlying asset may be diminished.
Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.
We may be forced to sell an underlying asset (e.g., upon the bankruptcy of our manager), and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to, operating expenses reimbursement obligations, on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset and, therefore, the return available to investors may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.
If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.
Our strategy is to acquire assets, hold such assets for a period of time (on average between five and ten years) and then sell such assets at a premium over our acquisition price so that investors in our company can make a return on their investment.  In addition, our plan and mission are to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series.  However, operating expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses, are the responsibility of each series.  If we are unable to liquidate an asset at a time when we desire to do so or at all, these operating expenses will accumulate and reduce any return that an investor in a series may hope to make or cause an investor to lose its entire investment.  Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our platform and we are unable to liquidate an underlying asset, then operating expenses will over time reduce the value of the interests such investors may hold, resulting in a loss to such investors.
Risks Related to Potential Conflicts of Interest
Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager.

Our operating agreement provides that our manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests; will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors; and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.
We do not have a conflicts of interest policy.
Our company, our manager and their affiliates will try to balance our interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than our company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of the interests of each series.  We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.
Conflicts may exist among our manager, our asset manager and their respective employees or affiliates.
Our manager and our asset manager will engage with, on behalf of our company, a number of brokers, dealers, asset sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our manager or our asset manager and not our company, or may apply disproportionately to other series.  Our manager or our asset manager may be incentivized to choose a broker, dealer or asset seller based on the benefits they are to receive or all series collectively are to receive rather than that which is best for a particular series.
Members of the advisory board may be art or collectibles dealers and brokers themselves and, therefore, will be incentivized to sell us their own art and collectibles at potentially inflated market prices. Members of the advisory board may also be investors, in particular, if they are holding interests acquired as part of a sale of an underlying asset (i.e., as they were the asset seller).  They may therefore promote their own self-interests when providing advice to our manager or our asset manager regarding an underlying asset (e.g., by encouraging the liquidation of such underlying asset so they can receive a return in their capacity as an investor).
In the event that the operating expenses exceed the revenue from an underlying asset, if any, and any cash reserves, our manager has the option to cause the related series to incur an operating expenses reimbursement obligation to cover such excess. As interest may be payable on such loan, our manager may be incentivized to cause the series to incur an operating expenses reimbursement obligation to pay operating expenses rather than look elsewhere for additional sources of income or to repay any outstanding operating expenses reimbursement obligation as soon as possible rather than make distributions to investors. Our manager may also choose to issue additional interests of the series to pay for operating expenses instead of causing our company to incur an operating expenses reimbursement obligation, even if any interest payable by the series on any operating expenses reimbursement obligation may be economically more beneficial to holders of the series than the dilution incurred from the issuance of additional interests.
There may be conflicts related to potential future brokerage activity.
Either our manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in our interests via the Otis Platform. Our manager or one of its affiliates may be entitled to receive fees based on volume of trading and volatility of the interests on the Otis Platform, and such fees may be in excess of the appreciation in the interests it holds in each series.  Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between our manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of our manager (i.e., our manager would collect brokerage fees whether the price of the underlying asset increases or decreases).
Ownership in multiple series may cause conflicts of interest.

Our manager or its affiliates will acquire interests in each series for their own accounts and may transfer these interests, either directly or through brokers, via the Otis Platform.  Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests).  This ownership in each of the series may result in a divergence of interests between our manager and the investors who only hold one or certain series (e.g., our manager or one of its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series interests).
Conflicts may arise from allocations of income and expenses as between series.
There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series, and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, our manager would be conflicted from acting in the best interests of our company as a whole or the individual.  While we presently intend to allocate expenses as described above, our manager has the right to change this allocation policy at any time without further notice to investors.
There may be conflicting interests among our manager, our asset manager and the investors.
Our manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As our manager or one of its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, our manager will do so considering all of the circumstances at the time, which may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.
Our manager may be incentivized to use more popular underlying assets at revenue generating events or in leasing opportunities as this may generate higher free cash flow to be distributed to our manager and investors in the series associated with that particular underlying asset. This may lead the underlying asset of a particular series to generate lower distributions than the underlying assets of other series. The use of art and collectibles at revenue-generating events or in leasing opportunities could increase the risk of the art and collectibles getting damaged and could impact the value of the underlying asset and, as a result, the value of the related series. Our manager may therefore be conflicted when determining whether to use a particular piece of art or a collectible at revenue-generating events or in leasing opportunities to generate revenue or limit the potential of damage being caused to them.  Furthermore, our manager may be incentivized to utilize underlying assets that help popularize the interests via the Otis Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.
Our manager has the ability to unilaterally amend the operating agreement and allocation policy. As our manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our manager owes to its investors. Therefore, our manager is permitted to act in its own best interests rather than the best interests of the investors.
Fees for arranging events or monetization may cause conflicts of interest.
As our manager will acquire a percentage of each series, it may be incentivized to attempt to generate more earnings with those underlying assets owned by those series in which it holds a greater stake. Any profits generated from the Otis Platform (e.g., through advertising) will be for the benefit of our manager. In order to increase its revenue stream, our manager may, therefore, be incentivized to issue interests of additional series and acquire more underlying assets rather than focus on monetizing any underlying assets already held by existing series.
Conflicts may arise between the advisory board and our company.

The operating agreement provides that the resolution of any conflict of interest approved by the advisory board shall be deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for advisory board members, they may receive an ownership stake in our manager.  This may incentivize the advisory board members to make decisions in relation to the underlying assets that benefit our manager rather than our company.
As a number of the advisory board members may be in the art and collectibles industry, they may seek to sell art and collectibles to, acquire art and collectibles from or provide services relating to art and collectibles owned by our company.
Conflicts may exist between legal counsel, our company, our manager and its affiliates.
Our legal counsel is also counsel to our manager and its affiliates, and may serve as counsel with respect to a series.  Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities.  Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of our company other than our manager.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.
Risks Related to the Offerings and Ownership of our Interests
There is currently no public trading market for our interests.
There is currently no public trading market for any series of our interests, and an active market may not develop or be sustained.  If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.
If a market ever develops for our interests, the market price and trading volume may be volatile.
If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.
In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn, changes in the laws that affect our operations, competition, compensation-related expenses, application of accounting standards, seasonality and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.
There may be state law restrictions on an investor’s ability to sell its interests, making it difficult to transfer, sell or otherwise dispose of our interests.
Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

Investors lack voting rights, and our manager may take actions that are not in the best interests of investors.
Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments our manager makes (if any) to the operating agreement and allocation policy and also any decision it makes in respect of our company and a series which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.
Furthermore, our manager can only be removed as manager of our company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series. Investors would therefore not be able to remove our manager merely because they did not agree, for example, with how our manager was managing an underlying asset.
The offerings are being conducted on a “best efforts” basis, and we may not be able to execute our growth strategy if we are unable to raise capital.
We are offering interests in each series on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests of the series but less than all of the offered interests of the series are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered for the series are sold, we may be unable to fund all the intended uses from the net proceeds anticipated from each offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.
Each offering is a fixed-price offering and the fixed offering price may not accurately represent the current value of our company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.
Each offering is a fixed-price offering, which means that the offering price for interests in each series is fixed and will not vary based on the underlying value of our assets at any time.  Our manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for interests in each series has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for interests in each series may not be supported by the current value of our company or our assets at any particular time.
We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.
We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.
We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in Jumpstart Our Business Startups Act (the “JOBS Act”), under the reporting rules set forth under the Exchange Act.  For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
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being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.
Investors may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement.
Investors will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.
If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing our offerings.
If you bring a claim against our company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.
Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to interest holders.

Under Section 15.08 of our operating agreement, interest holders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series.
Our operating agreement further provides that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for his forum selection provision to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.
The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or our manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the State of Delaware may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.
It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.
Possible changes in federal or local tax laws, or the application of existing federal or local tax laws, may result significant variability in our results of operations and tax liability for the investor.
The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.
Furthermore, investors may reside in various tax jurisdictions throughout the world.  To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in art and collectibles. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.
ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Since its formation in December 2018, our company has been engaged primarily in acquiring underlying assets from our manager financed through promissory notes issued to our manager and developing the financial, offering and other materials to begin offering interests in various series through the Otis Platform.
We are considered to be a development-stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. As such, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on our manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward, including our manager’s ability to:
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continue to source high-quality underlying assets at reasonable prices to securitize through the Otis Platform;

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market the Otis Platform and the offerings in individual series and attract investors to the Otis Platform;
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continue to develop the Otis Platform and provide the information and technology infrastructure to support the issuance of interests; and
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find operating partners to manage the collection of underlying assets at a decreasing marginal cost per asset.
We have not yet generated any revenues and do not anticipate doing so until the second half of 2020 or 2021.
Recent Developments
Acquisitions & Dispositions
On March 4, 2020, our manager reacquired the Series Drop 006 underlying asset from Series Drop 006, and the note in the original principal amount of $78,000 was cancelled in consideration therefor. Thereafter, our manager terminated Series Drop 006.
On March 4, 2020, our manager reacquired the Series Drop 007 underlying asset from Series Drop 007, and the note in the original principal amount of $56,250 was cancelled in consideration therefor. Thereafter, our manager terminated Series Drop 007.
On March 18, 2020, we acquired the Series Gallery Drop 016 Asset from our manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 18, 2020, we acquired the Series Gallery Drop 017 Asset from our manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. In New York State, where our principal office and storage facility are located, a stay-at-home order is in effect until at least May 15, 2020. As a result, our principal office is closed, and we do not currently have access to our storage facility.
Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely for at least the remainder of 2020. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities to announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of five to ten years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
Results of Operations
Revenues
Revenues are generated at the series level. As of December 31, 2019, no series has generated any revenues.  Our underlying assets are not expected to generate any revenues until the second half of 2020 or 2021.
Operating Expenses
The operating expenses incurred prior to the closing of an offering related to any of the underlying assets are being paid by our manager and recognized by our company as capital contributions and will not be reimbursed by the series. Each series will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the offering for such series interests.
We incurred $11,143 in operating expenses for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The following table summarizes the operating expenses by category:

Operating Expense	Year Ended December 31, 2019
Accounting fees	$1,500
Brokerage fees	$2,325
Insurance	$86
Storage	$163
Transportation	$1,180
Sourcing fees	$5,889
TOTAL OPERATING EXPENSES	$11,143

During the year ended December 31, 2019, at the close of the respective offerings for the series, each individual series became responsible for operating expenses. Pre-closing operating expenses are incurred on the books of our company, and post-closing operating expenses incurred by each series with a closed offering are incurred and recorded on the books of the series. The following table summarizes the operating expenses by series and category:

Series	Year Ended December 31, 2019
Otis Gallery LLC	$(1,232)
Series #KW	$12,375
TOTAL OPERATING EXPENSES	$11,143

Other Expenses
We incurred other expenses in the form of interest expenses of $1,088 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The following table summarizes the interest expenses by series:

Series	Year Ended December 31, 2019
Series Gallery Drop 011	$67
Series Gallery Drop 012	$524
Series Gallery Drop 013	$316
Series Gallery Drop 014	$88
Series Gallery Drop 015	$93
TOTAL INTEREST EXPENSES	$1,088

Net Loss
As a result of the cumulative effect of the foregoing factors, we generated a net loss of $12,231 for the year ended December 31, 2019.
Liquidity and Capital Resources
From inception, our company and each series have financed their business activities through capital contributions to our company and individual series from our manager. Our company and each series expect to continue to have access to ample capital financing from our manager going forward. However, there is no obligation or assurance that our manager will provide such required capital. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual series at the sole discretion of our manager. There can be no assurance that our manager will continue to fund such expenses. These factors raise substantial doubt about our company’s ability to continue as a going concern for the twelve months following the date of this filing.
Cash and Cash Equivalent Balances
As of December 31, 2019, we had cash and cash equivalents of $10,175, all of which was attributable to Series #KW.
Promissory Notes
In connection with the acquisition of the underlying assets from our manager, we have issued promissory notes to our manager which are due within 14 business days of the final closing of the related offering (i.e., when the offering is fully funded), provided that we may prepay the notes at any time. The following table summarizes these notes as of December 31, 2019 (no notes were outstanding as of December 31, 2018):

Series	Date Issued	Principal Amount	Interest Rate(1)	Balance 12/31/19
Series Drop 002	08/30/2019	$30,000	0%	$30,000
Series Drop 003	08/30/2019	$34,000	0%	$34,000
Series Drop 004	08/30/2019	$44,341	0%	$44,341
Series Drop 005	08/30/2019	$90,000	0%	$90,000
Series Drop 006(2)	08/30/2019	$78,000	0%	$78,000
Series Drop 007(2)	08/30/2019	$56,250	0%	$56,250
Series Drop 008	08/30/2019	$27,000	0%	$27,000
Series Drop 009	08/30/2019	$310,000	0%	$310,000
Series Drop 010	09/16/2019	$24,000	0%	$24,000
Series Gallery Drop 011	12/13/2019	$18,000	7.5%	$18,000
Series Gallery Drop 012	12/13/2019	$140,000	7.5%	$140,000
Series Gallery Drop 013	12/13/2019	$84,150	7.5%	$84,150
Series Gallery Drop 014	12/17/2019	$30,000	7.5%	$30,000
Series Gallery Drop 015	12/13/2019	$24,750	7.5%	$24,750
TOTALS		$990,491		$990,491

(1)
Interest is per annum, annualized over a three-month period.
(2)
On March 4, 2020, our manager repurchased the underlying assets related to these series, and the applicable promissory notes were cancelled in consideration of the repurchases.
Plan of Operations
We plan to launch approximately 25 to 50 additional offerings in the next twelve months.  The proceeds from any offerings closed during the next twelve months will be used to acquire additional investment-grade art and other collectibles.
We also intend to develop revenue-generating events (as described in “Item 1. Business—Our Business”), allowing investors to enjoy the collection of art and collectibles acquired by us through events, museums and other programs, which we anticipate will enable the underlying assets to generate revenue for the applicable series to distribute dividends on a semi-annual basis at the discretion of our manager. See “Item 1. Business—Operating Expenses” for additional information regarding the payment of operating expenses.
We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Fair Value of Financial Instruments
Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Revenue Recognition
We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenues are expected to be derived from the sale of each underlying asset in the associated series. As of December 31, 2019, we had recognized $0 revenue as there have been no sales of underlying assets in any series.
Operating Expenses
After the closing of an offering of interests, each series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the underlying assets. Prior to the closing, operating expenses are borne by our manager and not reimbursed by the series. Our manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, our manager may pay such expenses and not seek reimbursement, loan the amount of the operating expenses to the applicable series or cause additional interests in such series to be issued.
Sourcing Fee: Our asset manager will be paid a fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of interests to our manager. We expense brokerage costs as they are incurred.
Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
See “Item 1. Business—Operating Expenses” for additional information.
Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. Our company adopted this new standard effective January 1, 2019. The adoption of this standard did not have a material impact on our financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. Our company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
We do not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.
ITEM 3.  DIRECTORS AND OFFICERS
The Manager
Our company operates under the direction of our manager, which is responsible for directing the operations of our business, directing our day-to-day affairs and implementing our investment strategy. Our manager has established a Board of Directors and will establish an advisory board that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying assets at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset or other series as the case may be.
We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders.  Our manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.
Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.
The responsibilities of our manager include the following:
Asset Sourcing and Disposition Services
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together with members of the advisory board, define and oversee the overall underlying asset sourcing and disposition strategy;
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manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;
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negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;

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evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;
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structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;
Services in Connection with an Offering
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create and manage all series for offerings related to underlying assets on the Otis Platform;
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develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;
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create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;
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prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;
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together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;
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create and implement various technology services, transactional services and electronic communications related to any offerings;
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all other necessary offering related services;
Asset Monetization Services
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create and manage all revenue-generating events and determine participation in such programs by any underlying assets;
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evaluate and enter into service provider contracts related to the operation of revenue-generating events;
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allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;
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approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;
Interest Holder Relationship Services
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provide any appropriate updates related to underlying assets or offerings electronically or through the Otis Platform;
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manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;
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establish technology infrastructure to assist in providing interest holder support and services;
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determine our distribution policy and determine amounts of and authorize free cash flow distributions from time to time;
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maintain free cash flow funds in deposit accounts or investment accounts for the benefit of a series;
Administrative Services
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manage and perform the various administrative functions necessary for our day-to-day operations;

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provide financial and operational planning services and collection management functions including determination, administration and servicing of any operating expenses reimbursement obligation made to our company or any series by our manager to cover any operating expense shortfalls;
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administer the potential issuance of additional interests to cover any potential operating expense shortfalls;
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maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;
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maintain all appropriate books and records for our company and all the series;
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obtain and update market research and economic and statistical data in connection with the underlying assets and the general collectible market;
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oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
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supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
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provide all necessary cash management services;
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manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;
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evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;
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provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;
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evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
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oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Directors, Executive Officers and Key Employees of our Manager
The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our manager.
Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Michael Karnjanaprakorn	Chief Executive Officer, Director	37	October 2018	N/A
Albert Wenger	Director	53	February 2019	N/A
Dan Levitan	Director	62	November 2019	N/A

Michael Karnjanaprakorn. Mr. Karnjanaprakorn is a serial entrepreneur who has developed several successful tech platforms. In 2010, he co-founded Skillshare, an online learning community for creative professionals. He led the platform to 7M+ registered users with 25K+ classes. Prior to Skillshare, Mr. Karnjanaprakorn was an early employee at Behance, which was acquired by Adobe, and Hot Potato, which was acquired by Facebook. Mr. Karnjanaprakorn graduated from the University of Virginia with a B.A. in Economics and the VCU Brandcenter with a M.S. in Advertising.

Albert Wenger. Mr. Wenger is a managing partner at Union Square Ventures, a New York City-based venture capital firm. Mr. Wenger joined Union Square Ventures as a Venture Partner in 2006 following the sale of Delicious to Yahoo in 2005 where he was President. He became a General Partner in 2008 and a Managing Partner in 2017. His notable investments include Etsy (IPO 2015), Twilio (IPO 2016) and MongoDB (IPO 2017). Mr. Wenger earned his PhD in Information Technology from MIT in 1999.
Dan Levitan. Mr. Levitan has over 25 years of collective experience in venture capital and investing, specializing in leading consumer and retail businesses. Eager to help innovative companies realize their full potential, Mr. Levitan launched Maveron in 1998 with Howard Schultz, former CEO and Executive Chairman of Starbucks Coffee Company. In his 20-year career at Maveron, Mr. Levitan has led many successful exits, including zulily (NASDAQ: ZU), Potbelly (NASDAQ: PBPB), Trupanion (NYSE: TRUP), Capella Education Company (NASDAQ: CPLA), eBay (NASDAQ: EBAY), and Shutterfly (NASDAQ: SFLY). He currently serves on the Board of Directors for Allbirds, Otis, PlutoVR, Pro.com, Spyce, Trupanion and Two Chairs. Mr. Levitan has been recognized by Forbes on its Midas List as one of the industry’s top technology investors. Mr. Levitan has also been named NASDAQ private company director of the year. Mr. Levitan graduated from Horace Mann School and received a BA magna cum laude from Duke University and an MBA from Harvard Business School.
Directors are elected until their successors are duly elected and qualified.
There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person, and no officer or director is acting on behalf of, nor will any of them act, at the direction of any other person.
There are no family relationships between any director, executive officer, person nominated or chosen to become a director, executive officer or any significant employee.
To the best of our knowledge, none of our directors or executive officers has, during the past five years:
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been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
●
had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of, such person, any partnership in which he was general partner at or within two years before the time of such filing or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.
Advisory Board
Responsibilities of the Advisory Board
The advisory board will support our company, our asset manager and our manager and consists of advisors to our manager. It is anticipated that the advisory board will review our relationship with, and the performance of, our manager and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the advisory board will be responsible for the following:
●
approving, permitting deviations from, making changes to and annually reviewing the asset acquisition policy;
●
evaluating all asset acquisitions;
●
evaluating any third-party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;
●
providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;
●
reviewing material conflicts of interest that arise, or are reasonably likely to arise, with the manager, on the one hand, and our company, a series or the other members, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;

●
approving any material transaction between our company or a series, on the one hand, and our manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;
●
reviewing the total fees, expenses, assets, revenues and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and
●
approving any service providers appointed by our manager in respect of the underlying assets.
The resolution of any conflict of interest approved by the advisory board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise.  The members of the advisory board will not be managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.
Compensation of the Advisory Board
Our manager will compensate the advisory board or their nominees (as so directed by an advisory board member) for their service. As such, it is anticipated that their costs will not be borne by any given series.
Members of the Advisory Board
We have already established an informal network of expert advisors who support or company in asset acquisitions, valuations and negotiations, but we have not yet established a formal advisory board.
Compensation of Executive Officers
We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Each of the executive officers of our manager manage our day-to-day affairs; oversee the review, selection and recommendation of investment opportunities; service acquired investments; and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our manager, from our manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.
Compensation of Manager
Our manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., offering expenses and acquisition expenses) and, in its capacity as our asset manager, a sourcing fee. Neither our manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering.
During the year ended December 31, 2019, sourcing fees in the amount of $5,889 were accrued, but not paid, to our manager.
ITEM 4.  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
Our company and each series are managed by our manager. Upon designation of each series, our manager was granted a single interest in each series and became the initial member holding 100% of the then-outstanding interests of each series. At the closing of each offering, and unless otherwise set forth in the applicable series designation, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors. Our manager may sell its interests from time to time after the closing of each offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests.  The address of our manager is 335 Madison Ave, 16th Floor, New York, NY 10017.
As of date of this report, our manager owns the following securities:

Title of Class	Number of Interests Owned	Percent of Outstanding Interests Owned
Series #KW Interests	1,001	10.01%
Series Drop 002 Interests	20	2.00%
Series Drop 003 Interests	20	2.00%
Series Drop 004 Interests	20	2.00%
Series Drop 005 Interests	25	12.00%
Series Drop 008 Interests	195	19.50%
Series Drop 009 Interests	1	100%
Series Drop 010 Interests	20	2.00%
Series Gallery Drop 011 Interests	1	100.00%
Series Gallery Drop 012 Interests	1	100.00%
Series Gallery Drop 013 Interests	1	100.00%
Series Gallery Drop 014 Interests	20	2.00%
Series Gallery Drop 015 Interests	20	2.00%
Series Gallery Drop 016 Interests	1	100.00%
Series Gallery Drop 017 Interests	1	100.00%

ITEM 5.  INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
The following includes a summary of transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Item 3. Directors and Officers—Compensation Executive Officers” and “—Compensation of Manager).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
On February 19, 2019, we acquired the Series #KW Asset from our manager in exchange for a note in the original principal amount of $237,500.  This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering of Series #KW Interests (i.e., when the offering is fully funded), provided that we may prepay the note at any time.  This note was repaid in full on December 16, 2019.
On August 30, 2019, we acquired the Series Drop 002 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 003 Asset from our manager in exchange for a note in the original principal amount of $34,000. This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 004 Asset from our manager in exchange for a note in the original principal amount of $44,341. This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 005 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On August 30, 2019, we acquired the Series Drop 008 Asset from our manager in exchange for (i) a note in the original principal amount of $27,000 and (ii) our agreement to issue 200 Series Drop 008 Interests to the asset seller upon completion of the offering.  This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On August 30, 2019, we acquired the Series Drop 009 Asset from our manager in exchange for a note in the original principal amount of $310,000. This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On September 16, 2019, we acquired the Series Drop 010 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear any interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 011 Asset from our manager in exchange for (i) a note in the original principal amount of $18,000 and (ii) our agreement to issue 200 Series Gallery Drop 011 Interests to the asset seller upon completion of the offering.  This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 012 Asset from our manager in exchange for a note in the original principal amount of $140,000. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 013 Asset from our manager in exchange for a note in the original principal amount of $84,150. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 17, 2019, we acquired the Series Gallery Drop 014 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 13, 2019, we acquired the Series Gallery Drop 015 Asset from our manager in exchange for a note in the original principal amount of $24,750. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 18, 2020, we acquired the Series Gallery Drop 016 Asset from our manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 18, 2020, we acquired the Series Gallery Drop 017 Asset from our manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
ITEM 6.  OTHER INFORMATION
We have no information to disclose that was required to be in a report on Form 1-U during the last six months of the fiscal year ended December 31, 2019, but was not reported.

ITEM 7.  FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS
Page
Consolidated Financial Statements for the Years Ended December 31, 2019 and 2018
Independent Auditor’s Report	F-1
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-3
Consolidated Statements of Operations for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-4
Consolidated Statements of Changes in Members’ Equity for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-6
Notes to Consolidated Financial Statements as of December 31, 2019 and 2018, for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-7

To the Members of
Otis Gallery LLC
New York, New York

INDEPENDENT AUDITOR’S REPORT

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Otis Gallery LLC, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Otis Gallery LLC as of December 31, 2019, and the results of its consolidated operations and cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has not generated revenues or profits since inception, has sustained a net loss of $12,231 for the year ended December 31, 2019, has negative cash flows from operations for the year ended December 31, 2019, has limited liquid assets with cash of $10,175 as of December 31, 2019, and has a working capital deficit of $785,003 as of December 31, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado
April 29, 2020

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND 2018

	As of Dec 31, 2019	As of Dec 31, 2018
	Total Consolidated	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 10,175	$ -
Subscription Receivable	216,719	-
TOTAL CURRENT ASSETS	226,894	-

OTHER ASSETS
Art and Other Collectible Assets	1,240,991	-
TOTAL OTHER ASSETS	1,240,991	-

TOTAL ASSETS	$ 1,467,885	$ -

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$ 1,088	$ -
Notes Payable – related party	990,491	-
Due to Manager	7,318	-
Equity Due to Artists	13,000
TOTAL OTHER CURRENT LIABILITIES	1,011,897	-
TOTAL CURRENT LIABILITIES	1,011,897	-

MEMBERS’ EQUITY
Contributed Capital	1,500	-
Membership Contributions	466,719	-
Net Loss	(12,231)	-
TOTAL MEMBERS’ EQUITY	455,988	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 1,467,885	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Operating Income
Revenue	$ -	$ -
Gross Profit/(Loss)	-	-

Operating Expense
Accounting Fees	1,500	-
Brokerage Fees	2,325	-
Insurance	86	-
Storage	163	-
Transportation	1,180	-
Sourcing Fees – related party	5,889	-
Total Operating Expenses	11,143	-
Loss from Operations	(11,143)	-

Other Expenses
Interest Expense – related party	1,088	-
Total Other Expenses	1,088	-
Net Loss	$ (12,231)	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Beginning Balance	$ -	$ -

Net Loss	(12,231)	-

Membership Contributions	466,719	-

Capital Contributions	1,500	-

Ending Balance	$ 455,988	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$ (12,231)	$ -
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	1,088	-
Total Adjustments	1,088	-
Net Cash Flows Used in Operating Activities	(11,143)	-

Cash Flows From Financing Activities:
Repayment of Notes Payable – related party	(237,500)	-
Capital Contribution	1,500	-
Membership Contributions	250,000	-
Due to Manager	7,318	-
Net Cash Flows Provided by Financing Activities	21,318	-

Cash at Beginning of Period	-	-
Net Increase (Decrease) In Cash	10,175	-
Cash at End of Period	$ 10,175	$ -

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$ 1,227,991	$ -
Purchase of Art and Other Collectibles by equity commitment to artists	13,000	-
Total Non-Cash Financing Activities	$ 1,240,991	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 1:  NATURE OF OPERATIONS

Otis Gallery LLC (the “Company”) is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade art and collectibles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the Underlying Assets owned by the Company and each Series (the “Asset Manager”). The Series acquire the Underlying Assets from the Manager financed through either non-interest-bearing or interest-bearing promissory notes issued to the Manager, and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Voting Rights

The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:

●
the removal of the Manager;

●
the dissolution of the Company upon the for-cause removal of the Managing Member; and

●
an amendment to the Operating Agreement that would:

o
adversely affect the rights of an Interest holder in any material respect;

o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

o
change the situations in which the Company and any Series can be dissolved or terminated;

o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or

o
give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:

●    repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●    thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●    thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.

NOTE 2:  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

The accompanying consolidated financial statements include the accounts of Otis Gallery LLC as well as its Series required to be consolidated under GAAP. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires our manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had $10,175 of cash on hand.

Subscription Receivable

The Company records membership contributions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each Series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the Series. Subscription receivable consists of membership subscriptions sold prior to December 31, 2019, for which the minimum subscription requirement was met.

Art and Other Collectible Assets

The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2019, the Company’s total investment in the Underlying Assets across all Series was $1,240,991 as detailed in the table below. The Company does not believe any of its art and other collectible assets are impaired.

Series	Series Description	Total Investment in Art and Other Collectible Assets
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$237,500
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	30,000
Series Drop 003	The Incredible Hulk #181 Comic	34,000
Series Drop 004	Collection of Supreme Skate Decks (Select Limited Edition Artist Collaborations)	44,341
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	90,000
Series Drop 006	1978 Rolex Daytona Ref. 6265 Big Red watch	78,000
Series Drop 007	2011 Hermes Birkin 35cm So Black handbag	56,250
Series Drop 008	2019 Series of Commissioned Paintings by fnnch	35,000
Series Drop 009	2012 Gone and Beyond painting by Kaws	310,000
Series Drop 010	Collection of Nike SB Dunks sneakers	24,000
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy "Basketball"	23,000
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	140,000
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	84,150
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	30,000
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	24,750
Total		$1,240,991

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of December 31, 2019, the Company had recognized $0 revenue as there have been no sales of Underlying Assets in any Series.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (“IRC”), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each individual Series as separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4:  RELATED PARTY TRANSACTIONS

In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Each note matures, and principal and accrued interest for each is due, within fourteen days of the closing of the offering for the associated Series. The principal balance due to Manager as of December 31, 2019 was $990,491, with interest payable to Manager of $1,088 as detailed in the table below:

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Series Name	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Drop 002	0%	$ 30,000	$ -	$ 30,000
Series Drop 003	0%	34,000	-	34,000
Series Drop 004	0%	44,341	-	44,341
Series Drop 005	0%	90,000	-	90,000
Series Drop 006	0%	78,000	-	78,000
Series Drop 007	0%	56,250	-	56,250
Series Drop 008	0%	27,000	-	27,000
Series Drop 009	0%	310,000	-	310,000
Series Drop 010	0%	24,000	-	24,000
Series Drop Gallery 011	7.5%	18,000	67	18,067
Series Drop Gallery 012	7.5%	140,000	524	140,524
Series Drop Gallery 013	7.5%	84,150	316	84,466
Series Drop Gallery 014	7.5%	30,000	88	30,088
Series Drop Gallery 015	7.5%	24,750	93	24,843
Totals		$ 990,491	$ 1,088	$ 991,579

(1)
Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate of 7.5% over a three-month period.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 5: DUE TO MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of December 31, 2019, the Company has a $7,318 due to Manager for storage, transportation, insurance and sourcing fees associated with and incurred on behalf of Series #KW.

NOTE 6: MEMBERS’ LIABILITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 7: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Series Subscriptions

The Company has received subscriptions for the following Series as of December 31, 2019:

Series Name	Interests Sold as of 12/31/2019	Subscription Amount
Series #KW	10,000	$ 250,000
Series Drop 002	960	31,680
Series Drop 003	996	34,860
Series Drop 005	1,229	93,404
Series Drop 008	795	31,800
Series Drop 010	999	24,975
Total	14,979	$ 466,719

As of December 31, 2019, only Series #KW has closed, and it has been fully subscribed. Further, as of December 31, 2019, $216,719 of membership interests sold have been recorded as Subscriptions Receivable.

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective January 1, 2019. The adoption of this standard did not have a material impact on the Company’s financial statements.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or its Manager.

NOTE 10:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 29, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Subsequent to December 31, 2019, the Company offered Series Gallery Drop 011, Series Gallery Drop 012, Series Gallery Drop 013, Series Gallery Drop 014, Series Gallery Drop 015 and Series Gallery Drop 016 Interests to the general public.

On March 4, 2020, Series Drop 006 resold the Series Drop 006 Asset to the Manager, prior to launch of the offering of Series Drop #006 Interests, in exchange for cancellation of a note in the original principal amount of $78,000. The note did not bear any interest, and the obligation of Series Drop 006 to make any payments under the note terminated upon the closing of the sale. Series Drop 006 is not in default under the note.

On March 4, 2020, Series Drop 007 resold the Series Drop 007 Asset to the Manager, prior to launch of the offering of Series Drop 007 Interests, in exchange for cancellation of a note in the original principal amount of $56,250. The note did not bear any interest, and the obligation of Series Drop 007 to make any payments under the note terminated upon the closing of the sale. Series Drop 007 is not in default under the note.

On March 6, 2020, Series Drop 005 and Series Drop 010 closed, and the Company raised $94,089 and $24,705, respectively, net of brokerage fees.

On March 11, 2020, Series Drop 004 closed, and the Company raised $46,489, net of brokerage fees.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

On March 11, 2020, Series Drop 005 repaid in full the promissory note issued to the Manager on September 16, 2019 in the original principal amount of $24,000. The note did not bear interest.

On March 11, 2020, Series Drop 010 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $90,000. The note did not bear interest.

On March 18, 2020, Series Drop 003 and Series Drop 008 closed, and the Company raised $34,607 and $31,708, respectively, net of brokerage fees.

On March 18, 2020, the Company acquired Series Gallery Drop 016 Asset from the Manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that the Company may prepay the note at any time.

On March 18, 2020, the Company acquired Series Gallery Drop 017 Asset from the Manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that the Company may prepay the note at any time.

On March 20, 2020, Series Drop 003 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $34,000. The note did not bear interest.

On March 20, 2020, Series Drop 008 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $27,000. The note did not bear interest.

On April 3, 2020, Series Gallery Drop 015 closed, and the Company raised $26,685, net of brokerage fees.

On April 13, 2020, Series Drop 002 closed, and the Company raised $32,627, net of brokerage fees.

On April 21, 2020, Series Gallery Drop 014 closed, and the Company raised $32,627, net of brokerage fees.

ITEM 8.  EXHIBITS

Exhibit No.	Description
2.1	Certificate of Formation of Otis Gallery LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on February 20, 2019)
2.2	Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on February 20, 2019)
2.3
First Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

3.1	Series Designation for Series #KW Interests (incorporated by reference to Exhibit 3.1 to the Offering Statement on Form 1-A filed on February 20, 2019)
3.2	Series Designation for Series Drop 002 Interests (incorporated by reference to Exhibit 3.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.3	Series Designation for Series Drop 003 Interests (incorporated by reference to Exhibit 3.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.4	Series Designation for Series Drop 004 Interests (incorporated by reference to Exhibit 3.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.5	Series Designation for Series Drop 005 Interests (incorporated by reference to Exhibit 3.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.6	Series Designation for Series Drop 008 Interests (incorporated by reference to Exhibit 3.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.7	Series Designation for Series Drop 009 Interests (incorporated by reference to Exhibit 3.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.8	Series Designation for Series Drop 010 Interests (incorporated by reference to Exhibit 3.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.9	Series Designation for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 3.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.10	Series Designation for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 3.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.11	Series Designation for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 3.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.12	Series Designation for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.13	Series Designation for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.14	Series Designation for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
3.15	Series Designation for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
4.1	Form of Subscription Agreement for Series #KW Interests (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)
4.2	Form of Subscription Agreement for Series Drop 002 Interests (incorporated by reference to Exhibit 4.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.3	Form of Subscription Agreement for Series Drop 003 Interests (incorporated by reference to Exhibit 4.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.4	Form of Subscription Agreement for Series Drop 004 Interests (incorporated by reference to Exhibit 4.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.5	Form of Subscription Agreement for Series Drop 005 Interests (incorporated by reference to Exhibit 4.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.6	Form of Subscription Agreement for Series Drop 008 Interests (incorporated by reference to Exhibit 4.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.7	Form of Subscription Agreement for Series Drop 009 Interests (incorporated by reference to Exhibit 4.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.8	Form of Subscription Agreement for Series Drop 010 Interests (incorporated by reference to Exhibit 4.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.9	Form of Subscription Agreement for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 4.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.10	Form of Subscription Agreement for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 4.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.11	Form of Subscription Agreement for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 4.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.12	Form of Subscription Agreement for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.13	Form of Subscription Agreement for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.14	Form of Subscription Agreement for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
4.15	Form of Subscription Agreement for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
6.1
Amended and Restated Solicitation Agreement, dated July 9, 2019, between Otis Gallery LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

6.2
Asset Management Agreement, dated February 19, 2019, between Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.2 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.3
Purchase and Sale Agreement, dated February 19, 2019, between Series #KW, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.4
Promissory Note issued by Series #KW, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 19, 2019 (incorporated by reference to Exhibit 6.4 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.5
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.6
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 002, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.7
Promissory Note issued by Series Drop 002, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.8
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.9
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 003, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.10
Promissory Note issued by Series Drop 003, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.11
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.12
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 004, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.13
Promissory Note issued by Series Drop 004, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.14
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.15
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 005, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.16
Promissory Note issued by Series Drop 005, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.17
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.18
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 008, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.19
Promissory Note issued by Series Drop 008, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.20
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.21
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 009, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.22
Promissory Note issued by Series Drop 009, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.23
Asset Management Agreement, dated September 16, 2019, between Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.24
Purchase and Sale Agreement, dated September 16, 2019, between Series Drop 010, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.25
Promissory Note issued by Series Drop 010, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 16, 2019 (incorporated by reference to Exhibit 6.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.26
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Drop Gallery 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.27
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 011, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.28
Promissory Note issued by Series Gallery Drop 011, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.29
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Drop Gallery 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.30
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 012, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.31
Promissory Note issued by Series Gallery Drop 012, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.32
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Drop Gallery 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.33
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 013, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.34
Promissory Note issued by Series Gallery Drop 013, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.35
Asset Management Agreement, dated December 17, 2019, between Otis Wealth, Inc. and Series Drop Gallery 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.36
Purchase and Sale Agreement, dated December 17, 2019, between Series Gallery Drop 014, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.37
Promissory Note issued by Series Gallery Drop 014, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 17, 2019 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.38
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Drop Gallery 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.39
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 015, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.40
Promissory Note issued by Series Gallery Drop 015, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.41
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Drop Gallery 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.42
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 016, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.43
Promissory Note issued by Series Gallery Drop 016, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.44
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Drop Gallery 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.45
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 017, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.46
Promissory Note issued by Series Gallery Drop 017, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.1
Second Amended and Restated Escrow Agreement, dated July 9, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

8.2
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.3
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.4
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.5
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.6
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.7
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.8
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.9
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.10
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.11
Amendment to Escrow Agreement, dated September 16, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.12
Second Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.13
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.14
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.15
Escrow Agreement, dated September 17, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.16
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.17
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.18
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.19
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.20
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.21
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.22
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.23
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 29, 2020	OTIS GALLERY LLC By: Otis Wealth, Inc., its managing member

/s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Michael Karnjanaprakorn		Chief Executive Officer and Director of Otis Wealth, Inc. (principal executive officer and principal financial and accounting officer)	April 29, 2020
Michael Karnjanaprakorn

Otis Wealth, Inc.		Managing Member	April 29, 2020

By:	/s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer